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Notice of Annual Meeting
and Proxy Statement

2026
Annual Meeting
of Stockholders

Letter to our Stockholders

Dear Fellow Stockholders:
You are cordially invited to attend Shore Bancshares, Inc.’s virtual Annual Meeting on Wednesday, May 20, 2026. This meeting is an opportunity to reflect on our progress, outline our strategic direction, and reaffirm the partnership we share with you as owners.
The past year marked a period of meaningful acceleration for Shore Bancshares. Even against a volatile economic backdrop, we delivered solid performance, strengthened our operating foundation, and advanced several long‑term priorities. We achieved nearly 5% core deposit growth, expanded our net interest margin, and maintained rigorous expense discipline — all while making strategic investments in a more scalable, future‑ready infrastructure. These efforts contributed to an ROA above 1% in the fourth quarter and steady growth in capital.
These results are driven by an exceptional team. Their resilience, client focus, and commitment to execution continue to move our company forward. We also deepened the strength of our leadership with three key additions: Charlie Cullum as Chief Financial Officer, Noah Stayton as Chief Information Officer, and Aaron Kaslow as Chief Legal Officer. Each brings capabilities and perspective that will help us scale with confidence and operate with greater strategic clarity.
We are deeply appreciative of our Board of Directors for their steady guidance and oversight, and of you — our stockholders — for your continued confidence in our path ahead.
As we look to 2026 and beyond, our strategy is deliberate and aligned with the environment. While economic uncertainty persists, our priorities are clear. We are focused on Data, Deposits, People, and Process Improvement — four pillars that will strengthen our balance sheet, deepen client relationships, improve profitability, and expand long‑term strategic optionality. Our team is aligned, energized, and committed to executing with discipline.
Thank you for your partnership and for the trust you place in Shore Bancshares. Our momentum is building, and we are confident that the opportunities ahead are even greater than those behind us.
With appreciation,

Alan Hyatt                        James M. Burke
Chairman of the Board                    President and Chief Executive Officer

April 8, 2026

18 E. Dover Street
Easton, Maryland 21601

Notice of 2026 Annual Meeting of Stockholders
Meeting Information

Date and Time Wednesday, May 20, 2026 | 9:00 a.m., Eastern Time
Access
The 2026 annual meeting of stockholders will be held live via the internet in a virtual format. Stockholders may participate by logging in at www.virtualshareholdermeeting.com/SHBI2026. You will not be able to attend in person.

Record Date March 23, 2026
Meeting Agenda
•Elect five Class II directors to serve until the 2029 annual meeting of stockholders
•Vote, on an advisory basis, to approve the compensation of the named executive officers
•Ratify the appointment of Crowe LLP as the company’s independent registered public accounting firm for 2026
•Transact such other business as may properly come before the meeting
Your Vote Is Very Important
Please submit your proxy as soon as possible by internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting. Instructions for voting by internet or telephone can be found on your proxy card or voting instruction form.
By Order of the Board of Directors,
Aaron M. Kaslow
Secretary and Chief Legal Officer
April 8, 2026
__________________________________________________________________________________________
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 20, 2026:
The proxy statement and our 2025 Annual Report on Form 10-K are available on our corporate website at
https://shorebancshares.com.

Table of Contents
PROXY SUMMARY    1
PROPOSAL 1: ELECTION OF DIRECTORS    4
Nomination Process    4
Vote Required for Election    4
Director Skills and Experience    5
Nominees for Election and Continuing Directors    6
CORPORATE GOVERNANCE    10
Director Independence    10
Board Leadership Structure and Executive Sessions    10
Board Oversight of Risk    11
Board Oversight of Cybersecurity Risk    12
Director Stock Ownership Requirements    12
Board and Committee Meetings and Attendance    12
Annual Meeting Attendance    13
Code of Ethics    13
Conflicts of Interest Policy    13
Committees of the Board    14
DIRECTOR COMPENSATION    17
Deferred Fee Arrangements    17
2025 Non-Employee Director Compensation    18
TRANSACTIONS WITH RELATED PARTIES    19
STOCK OWNERSHIP INFORMATION    21
5% Owners of Company Stock    21
Beneficial Ownership of Directors and Executive Officers    22
Delinquent Section 16(a) Reports    23
Insider Trading Policy    23
COMPENSATION DISCUSSION AND ANALYSIS    24
Executive Summary    25
Compensation Components    27
Executive Compensation Governance and Process    28
2025 Compensation    29
Other Compensation Programs and Policies    33

COMPENSATION COMMITTEE REPORT    36
EXECUTIVE COMPENSATION    37
Summary Compensation Table    37
Grants of Plan-Based Awards    39
Outstanding Equity Awards at Fiscal Year End    40
Stock Vested in 2025    41
Pension Benefits    41
Nonqualified Deferred Compensation    43
Potential Payments upon Termination or Change in Control    44
Pay-Versus-Performance    48
CEO PAY RATIO    51
PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS    52
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    53
AUDIT COMMITTEE REPORT    55
INFORMATION ABOUT THE MEETING    56
Attending the Meeting    56
Voting Matters    56
Votes Required    57
Delivery of Proxy Materials    58
Costs of Proxy Solicitation    58
Proposals for the 2027 Annual Meeting    58
Annual Report to Stockholders    59
Communication With Our Board    59
Other Business    59

Proxy Summary
Shore Bancshares, Inc. is the holding company for Shore United Bank, N.A. (Shore United Bank). Shore United Bank is a full-service financial institution serving customers in Maryland, Delaware, and Virginia. Our mission is to help our communities prosper, one dream at a time.
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares. Please read the entire proxy statement before voting. For information about our company’s performance, please review our 2025 Annual Report on Form 10-K.
You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares during the 2026 annual meeting of stockholders. Notice of our annual meeting and this proxy statement were first sent or made available to stockholders on April 8, 2026.
Annual Meeting Information

DATE	Wednesday, May 20, 2026
TIME	9:00 a.m., Eastern Time
VIRTUAL MEETING LOCATION	www.virtualshareholdermeeting.com/SHBI2026
RECORD DATE	March 23, 2026
Instructions for the Virtual Annual Meeting
There will be no physical location for the annual meeting. To participate in the virtual annual meeting, please visit www.virtualshareholdermeeting.com/SHBI2026 and enter your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. We encourage stockholders to log in to the website and access the webcast approximately 15 minutes before the annual meeting starts at 9:00 a.m., Eastern Time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page. If you do not have a control number, you may still attend the meeting as a guest, but you will not be able to vote your shares during the meeting.
Whether or not you participate in the virtual meeting, it is important that your shares be part of the voting process. See below for how to vote your shares. If you hold your shares through an intermediary, such as a bank or broker, see page 56 for information regarding how to vote your shares during the meeting.
This year’s question and answer session will include questions submitted live during the annual meeting. Questions may be submitted during the annual meeting through the question/chat pane of your control panel.
Voting Agenda and Board Recommendations

Proposal		Board Recommendation	More Information
1	Election of five Class II directors	FOR each nominee	Page 4
2	Advisory vote to approve the compensation of the named executive officers	FOR	Page 52
3	The ratification of the appointment of Crowe LLP as the independent registered public accounting firm for 2026	FOR	Page 53

How to Vote Your Shares
Board of Directors
Director nominees and continuing directors at a glance

Name	Occupation	Age	Independent	Director Since	Audit	Board Risk Oversight	Compensation	Governance	Credit	Strategic Initiatives and Technology	Trust	Executive
Michael B. Adams	President of JON Properties, LLC	59		2023			M	M	M	C		M
James M. Burke	President and CEO	57		2023
R. Michael Clemmer, Jr.	President of Salisbury, Inc.	58		2016		C			M	M		M
William E. Esham, III	Partner at Ayers, Jenkins, Gordy & Almond, P.A.	60		2020			M	M	C		M	M
Alan J. Hyatt(1)	Partner at Hyatt & Webber, P.A.	71		2021								C
Louis P. Jenkins, Jr.	Principal at Jenkins Law Firm, LLC	54		2023	M		C	M		M		M
David S. Jones	President of Southern Drywall, Inc.	66		2021			M	M	M	M
John A. Lamon, III	Director of Business Development for Ironmark	68		2021	M		M	M			M
Rebecca M. McDonald	Managing director at Cherry Bekaert Advisory, LLC	52		2023	C	M				M		M
E. Lawrence Sanders, III	President of Edward L. Sanders Insurance Agency	69		2023		M			M		M
Esther A. Streete	Principal at McNamee Hosea	49		2022	M	M					C	M
Konrad M. Wayson	Managing Partner of Wayson Landholdings LP	64		2021	M	M					M
Dawn M. Willey	Retired	63		2020		M			M	M

Ages as of December 31, 2025
(1) Board Chair
M = Member
C = Chair

Board Composition
Director nominees and continuing directors.
Governance Highlights

Lead Independent Director who is Board Vice-Chair	Continuing director education program
Board refreshment: Average tenure of 4 years	Robust risk management oversight
Independent directors meet regularly in executive session	Active stockholder engagement program
Independent Board committees	Stock ownership guidelines for directors and executive officers
No directors on other public company boards	Clawback Policy for executive compensation programs
Annual Board evaluations	Code of Ethics

Proposal 1: Election of Directors
Our Board of Directors currently has 16 members. Under our Articles of Incorporation and Bylaws, the Board is authorized to fix the number of directors, up to a maximum of 25 members. The Board is divided into three classes, with only one class of directors being elected each year and each class serving a three-year term.
The Board has nominated five Class II directors for election for a three-year term expiring at the annual meeting of stockholders to be held in 2029. They are Michael B. Adams, James M. Burke, Louis P. Jenkins, Jr., David S. Jones, and Dawn M. Willey. All Class II director-nominees are incumbent directors. Each nominee has consented to be nominated and has agreed to serve, if elected. If any person nominated by the Board is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for the election of another candidate as the present Board may designate, or our Board may elect to reduce its size.
In furtherance of our previously disclosed multi-year plan to reduce the size of the Board, Clyde V. Kelly, III, David W. Moore, and Austin J. Slater, Jr. have not be nominated for re-election, and their terms will expire at the close of the annual meeting.
Nomination Process
The Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each annual meeting of stockholders. The Governance Committee will, from time-to-time, review and consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to: Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attn: Chief Legal Officer. Recommendations for director nominations must specify the recommending stockholder’s contact information, the class and number of shares of capital stock beneficially owned by the recommending stockholder, the name, address and credentials of the candidate for nomination, and the candidate’s consent to be considered as a candidate.
Whether recommended by a stockholder or chosen independently by the Governance Committee, a candidate will be selected for nomination based on his or her talents, skills, expertise and the needs of the Board. The Governance Committee’s goal in selecting nominees is to identify persons who have business and other ties to the communities and industries we serve, and who have skills, education, and other attributes that will meet the needs of the Board at that time and, generally, that are complimentary to the skills and attributes possessed by existing directors. When searching for and appointing directors to fill a particular committee position, the Governance Committee searches for persons who will meet the independence standards required for that committee and who possess skills and attributes that will allow the committee to be effective.
A candidate, whether recommended by a stockholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Governance Committee will also consider the candidate’s experience, judgment, and civic and community relationships, and experience among existing directors. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise, or independence from the company.
A stockholder who desires to nominate a candidate for election may do so only in accordance with Article II, Section 4 of our Bylaws. Please see “Proposals for the 2027 Annual Meeting of Stockholders” on page 58 for important information for stockholders who intend to submit a director nomination for the 2027 annual meeting of stockholders.
Vote Required for Election
With respect to the election of directors, a plurality of all the votes cast at the annual meeting will be sufficient to elect a nominee as a director.

Director Skills and Experience
Our directors bring a balance of skills, qualifications, and experience to their oversight of our company, as shown in the matrix below. The matrix identifies certain skills, qualifications, and experience that the Board believes are relevant to our business. A director may possess other skills, qualifications, and experience not indicated in the matrix that may be relevant and valuable to their service on our Board.

Skill/Experience	Adams	Burke	Clemmer	Esham	Hyatt	Jenkins	Jones	Lamon	McDonald	Sanders	Street	Wayson	Willey
Professional standing in chosen field
Banking, financial services or related industry experience
Financial reporting and accounting
Risk management
Civic and community involvement
Public company oversight
Executive leadership
Finance
Marketing
Government and public affairs
Governance
Human capital management

Nominees For Election and Continuing Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.
Class II Director-Nominees – For Terms Expiring at the 2029 Annual Meeting

MICHAEL B. ADAMS Age: 59 Director Since: 2023 Committees: Compensation Credit Executive Governance Strategic Initiatives & Technology (Chair)
Mr. Adams is the President of JON Properties, LLC., a full service commercial real estate company in Fredericksburg, Virginia, which he founded in 2006. Prior to starting JON Properties, Mr. Adams served as President of WEB Equipment, Inc., a dealer in rough terrain forklifts, from 1995 to 2006. Mr. Adams serves, or has served, on numerous boards of community organization, including the Fredericksburg Rotary Club, the Cal Ripken, Sr. Foundation, the Fredericksburg Area Museum, the Central Virginia Housing Coalition, Loisann’s Hope House and the Germanna Community College Education Foundation. Mr. Adams is also a member of the Fredericksburg Builders Association, the National Association of Home Builders, the Fredericksburg Realtors Association and the National Realtors Association. Mr. Adams holds a Class A General Contractors License and is a licensed real estate broker in the state of Virginia. Prior to joining the Board, Mr. Adams served as a director of The Community Financial Corporation since 2021.
Qualifications: Mr. Adams’ knowledge of the local real estate market and his experience as a founder and owner of a local business provides insight into our lending activities and first-hand understanding of the needs of business owners in the environment in which we operate.

JAMES M. BURKE Age: 57 Director Since: 2023
Mr. Burke has served as President and Chief Executive Officer of the company since July 1, 2023. Prior to that time, Mr. Burke served as the President and CEO of The Community Financial Corporation. Mr. Burke has over 30 years of banking experience. He currently serves on the Board of Directors of the Federal Home Loan Bank of Atlanta. Mr. Burke is the former Chairman of the Board of Directors of University of Maryland Charles Regional Medical Center, former Chairman of the Board of Directors for St. Mary’s Ryken High School, Trustee for Historic Sotterley, and is active in other civic groups.
Qualifications: Mr. Burke’s extensive experience in the banking industry and his understanding of our company through his role as CEO assists the Board in overseeing the operation of our business and the implementation of our strategic plan.

LOUIS P. JENKINS, JR. Age: 54 Director Since: 2023 Committees: Audit Compensation (Chair) Executive Governance Strategic Initiatives & Technology
Mr. Jenkins is the principal of Jenkins Law Firm, LLC. Before entering private practice, Mr. Jenkins served as an Assistant State’s Attorney in Charles County, Maryland from 1997 to 1999. In addition to his private practice, Mr. Jenkins serves as Court Auditor for the Circuit Court for Charles County, Maryland. From 2017-2019, Mr. Jenkins served as a member of the Board of Directors of the University of Maryland Medical System. Mr. Jenkins has also served as a board member of several other public service organizations including the University of Maryland Charles Regional Medical Center, Southern Maryland Chapter of the American Red Cross, Charles County Chamber of Commerce, and the Charles County Bar Association. Prior to joining the Board, Mr. Jenkins served as a director of The Community Financial Corporation since 2000.
Qualifications: Mr. Jenkins’ understanding of legal risks and obligations and experience with regulatory regimes and relationships with regulatory and governmental authorities is valuable to the Board because we operate in a regulated industry. Mr. Jenkins’ experience in the public sector adds valuable expertise regarding local issues and provides first-hand understanding of the local political and business environment in which we operate.

DAVID S. JONES Age: 66 Director Since: 2021 Committees: Compensation Credit Governance Strategic Initiatives & Technology
Mr. Jones cofounded Southern Drywell, Inc., a septic system contractor in Annapolis, and currently serves as the company’s President. Mr. Jones also cofounded Jones of Annapolis, Inc., a demolition and excavation contractor in Annapolis, and currently serves as the company’s Secretary and Treasurer. Prior to joining the Board, Mr. Jones served as a director of Severn Bancorp, Inc. since 2012 and a director of Severn Bank since 2011.
Qualifications: Mr. Jones’ experience as a local business owner and insight into our market area is important to the oversight of the company’s business operations and risk management.

DAWN M. WILLEY Age: 63 Director Since: 2020 Committees: Board Risk Oversight Credit Strategic Initiatives & Technology
Mrs. Willey was the founding CEO of Bridgeforce Inc., a trusted advisor to many of the largest lenders in the world. Mrs. Willey retired in 2013 and served as Board Chairperson through 2019. Mrs. Willey also founded Katabat, an omni-channel banking SAS cloud computing company and served on its board until its sale in 2020. Prior to Bridgeforce, Mrs. Willey held the position of Executive Vice President with MBNA, later purchased by Bank of America. Mrs. Willey pioneered neural network fraud detections solutions and omni-channel banking with a patent in multi-channel virtual collections. Mrs. Willey formerly served as a board member for the Caitlin Robb Foundation, Delaware Valley Chapter to help children with pediatric cancer and is also a co-founder of the 81DalerGirls scholarship fund to recognize and assist women student athletes who demonstrate leadership attributes of “team before self.”
Qualifications: Mrs. Willey’s 40 years of banking experience and expertise in fraud prevention, collection operations, portfolio risk analytics, investor bank portfolio evaluations, operational risk compliance, strategic bank technology, card point of sale, and lending for consumer, small business and mortgage products in North America and the U.K give her valuable insight into our business.

Incumbent Class III Directors – Terms Expiring at the 2027 Annual Meeting

R. MICHAEL CLEMMER, JR. Age: 58 Director Since: 2016 Committees: Board Risk Oversight (Chair) Credit Executive Strategic Initiatives & Technology
Mr. Clemmer is President of Salisbury, Inc., which designs and manufactures pewter, sterling silver and other metal giftware, a position he has held since 1991. In 1995, Mr. Clemmer founded Executive Decision, Inc., a corporate recognition company. Since 1992, Mr. Clemmer has been involved in the development, acquisition and renovation of industrial and commercial property. He is founder of Waterside Properties LLC, a property development and management company. Prior to joining the Board, Mr. Clemmer served as a director of Talbot Bank since 2012.
Qualifications: Mr. Clemmer’s business leadership and real estate development experience provide insight that assists the Board in overseeing the operation of our business and managing our risk exposures.

ALAN J. HYATT Age: 71 Director Since: 2021 (Chairman since 2021) Committees: Executive (Chair)
Mr. Hyatt is a partner with the Annapolis law firm Hyatt & Weber, P.A., concentrating his practice on banking, land use, real estate, and commercial law. Mr. Hyatt serves as counsel to area real estate developers and entrepreneurs, with active representation in land use cases, commercial transactions and commercial litigation. Mr. Hyatt joined the Board as Chair on November 1, 2021, in connection with the merger between the company and Severn Bancorp, Inc. Prior to that time, Mr. Hyatt served as the Chairman and Chief Executive Office of Severn Bancorp, Inc. Mr. Hyatt serves on the Board of Trustees of Luminis Health, the Anne Arundel County Retirement and Pension System, and the Annapolis Community Foundation.
Qualifications: Mr. Hyatt’s experience as an attorney, businessman, and bank executive brings strong legal and financial skills important to the oversight of the company’s financial reporting and enterprise and operational risk management.

E. LAWRENCE SANDERS, III Age: 69 Director Since: 2023 Committees: Board Risk Oversight Credit Trust
Mr. Sanders is President of Edward L. Sanders Insurance Agency, which provides multi-line insurance services to clients in Maryland since 1903. He is a current member and past President of the Charles County Rotary, past director for the Professional Insurance Agent’s Association, past director and past President for the Civista Foundation and current director for the Charles County Rotary Foundation. Prior to joining the Board, Mr. Sanders served as a director of The Community Financial Corporation since 2018. Mr. Sanders served on the board of directors of County First Bank for 28 years and served as chairman of the board from 2013 to 2018.
Qualifications: Mr. Sanders’ extensive financial and operational knowledge from his experience as an owner of an insurance agency and years of serving as a bank director provides the Board valuable insight regarding corporate governance, regulatory compliance, risk assessment practices, and bank operations.

KONRAD M. WAYSON Age: 64 Director Since: 2021 Committees: Audit Board Risk Oversight Trust
Mr. Wayson is a partner of Wayson Landholdings since 1996 and has been the managing partner since 2007. Mr. Wayson also serves as the Secretary and Treasurer of Hopkins & Wayson, Inc., a general contractor serving Maryland, Washington D.C. and Virginia since 1984. Mr. Wayson was the Chief Financial Officer of Child’s Landscaping from 1997 until 2004 when the company was sold. Mr. Wayson served for 15 years on the Anne Arundel County Public Schools Ethics Panel and stepped down in 2023. Mr. Wayson has served on the Anne Arundel Medical Foundation Board, the Anne Arundel Economic Development Corporation Board, and the Anne Arundel School Board. Prior to joining the Board, Mr. Wayson served as a director of Severn Bancorp, Inc. since 2009 and as a director of Severn Bank since 2008.
Qualifications: Mr. Wayson’s experience in business and his strong financial skills are important to the Board’s oversight of financial reporting and enterprise and operational risk management.

Incumbent Class I Directors – Terms Expiring at the 2028 Annual Meeting

WILLIAM E. ESHAM, III Age: 60 Director Since: 2020 Committees: Compensation Credit (Chair) Executive Governance Trust
Mr. Esham is a partner in the law firm of Ayres, Jenkins, Gordy & Almand, P.A., specializing in real estate law. Mr. Esham also serves on the Board of Trustees for Worcester Preparatory School and the Board of Directors for Atlantic General Hospital.
Qualifications: Mr. Esham’s understanding of legal risks and obligations, his expertise in real estate law, and experience with regulatory regimes and relationships with regulatory and governmental authorities is valuable to the Board because we operate in a regulated industry.

JOHN A. LAMON, III Age: 68 Director Since: 2021 Committees: Audit Compensation Governance Trust
Mr. Lamon currently serves as the Director of Business Development for Ironmark, a leading marketing agency in Maryland. Prior to this position, Mr. Lamon was the President and Owner of John A. Lamon & Associates, a promotional marketing company, before selling the business to G&G Outfitters, Inc. After the company sold, Mr. Lamon remained employed as a Senior Account Executive until 2000. Mr. Lamon has served on various boards including, St. Mary’s School, The Annapolis Touchdown Club, St. Mary’s Royal Blue Club and the University of Maryland M Club. Prior to joining the Board, Mr. Lamon served as a director of Severn Bancorp, Inc. since 2009.
Qualifications: Mr. Lamon’s business and marketing experience is valuable to the Board’s oversight of the operation of our business and enterprise and operational risk management.

REBECCA M. MCDONALD Age: 52 Director Since: 2023 Committees: Audit (Chair) Board Risk Oversight Executive Strategic Initiatives & Technology
Ms. McDonald is a managing director at Cherry Bekaert Advisory, LLC a national business advisory firm. She has 30 years of experience providing accounting advisory services and financial transformation support to both private and public companies. Ms. McDonald specializes in a range of services, such as outsourced and project-based accounting, SEC reporting, audit and IPO readiness, internal control and process improvement analysis, and due diligence support for mergers and acquisitions. Ms. McDonald has also held various finance roles with a publicly traded company. Ms. McDonald is a member of the American Society of Certified Public Accountants. She serves as the Treasurer on the Board of Trustees of Commonwealth Academy. Prior to joining the Board, Ms. McDonald served as a director of The Community Financial Corporation since 2020.
Qualifications: Ms. McDonald’s extensive audit, public accounting, and executive level experience provide the Board with a skill set critical to overseeing our financial reporting and the design and implementation of our risk management framework.

ESTHER A. STREETE Age: 49 Director Since: 2022 Committees: Audit Board Risk Oversight Executive Trust (Chair)
Ms. Streete is a Principal at McNamee Hosea, a full-service Maryland business law firm, where she has worked since 2005. She is a Certified Public Accountant and an attorney who specializes in tax, estate & business planning, business succession planning, estate administration, probate and trust administration. Ms. Streete has affiliations with the Maryland Association of Certified Public Accountants, Maryland State Bar Association, and Anne Arundel County Bar Association.
Qualifications: Ms. Streete’s experience as an attorney and certified public accountant and her expertise in financial planning, estate and trust administration provide the Board with a skill set critical to overseeing our financial reporting and the design and implementation of our risk management framework.

Corporate Governance
We are committed to strong corporate governance practices that promote the long-term interests of our stockholders and strengthen the accountability of our Board and management.
Our governance framework is set forth in our Corporate Governance Guidelines, committee charters and other key governance documents, which we review and modify on a regular basis to reflect best practices, recent developments, and legal and regulatory requirements. Our Corporate Governance Guidelines, committee charters and other key governance documents are available on our website at www.shorebancshares.com by selecting “Governance Documents” under “Governance.”
Director Independence
Nasdaq Listing Rules require that a majority of our directors and each member of our Audit Committee, Compensation Committee and Governance Committee be independent. In addition, our Corporate Governance Guidelines require that a majority of our directors be independent. A director may be determined to be independent only if the Board has determined that he or she has no relationship with the company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Governance Committee advises and makes recommendations to the Board regarding director independence. After considering the committee’s recommendation, the Board affirmatively determined that all current members of the Board, other than James M. Burke and Alan J. Hyatt, are independent directors and independent for purposes of the committees on which they serve in accordance with applicable Nasdaq and Securities and Exchange Commission (SEC) independence rules and requirements. The Board determined that Mr. Burke is not independent because he is employed as our President and Chief Executive Officer and Mr. Hyatt is not independent because he receives compensation for consulting services in excess of $120,000 per year.
To determine the independence of the directors, the Board considered certain transactions, relationships, or arrangements between each of the directors, their immediate family members, or their affiliated entities, on the one hand, and the company, on the other hand, including those discussed below under “Transactions with Related Parties.” Certain directors, their respective immediate family members, and/or affiliated entities have deposit or credit relationships with, or received investment or wealth management services from, Shore United Bank, in the ordinary course of business. The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, and did not otherwise impair any director’s independence.
Board Leadership Structure and Executive Sessions
Our Board is led by the Chair. Under our Bylaws, the Chair is elected annually by the Board from among the directors and presides over each Board meeting and performs such other duties as may be incident to the office of the Chair.
We currently separate the roles of Chair and Chief Executive Officer. Separation of the Chair and Chief Executive Officer roles is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the Board believes that this governance structure provides the best balance between the Board’s independent oversight of our business and the Chief Executive Officer’s management of our business on a day-to-day basis. Consistent with this determination, Alan J. Hyatt serves as the Chair of the Board and James M. Burke serves as our President and Chief Executive Officer.
The Board of Directors has also appointed Austin J. Slater, Jr., the Vice Chair of the Board of Directors, to serve as the company’s lead independent director to provide enhanced independent leadership for the Board. Upon Mr. Slater’s retirement from the Board following the annual meeting, the Board intends to select a new lead independent director. The responsibilities of the lead independent director include:
•presiding at Board meetings when the Chair is not present, including executive sessions of the independent directors;
•calling meetings of the independent directors, as appropriate;

•assisting the Board in complying with corporate governance guidelines and best practices;
•contributing to the annual performance reviews of the Chief Executive Officer and the Board Chair and participating in Chief Executive Officer succession planning;
•assisting in the planning and reviewing of Board meeting agendas and meeting schedules;
•serving as a liaison between the Chief Executive Officer and independent directors;
•attending Board committee meetings on an ex-officio basis;
•promoting the efficiency and effective performance of the Board and consulting with the Governance Committee on the Board’s annual self-assessment;
•providing guidance on the ongoing development of directors; and
•leading the director emeritus program.
To further strengthen the oversight of the full Board, the Board’s independent directors hold executive sessions at which only non- management directors are present. The executive sessions are scheduled in connection with regularly scheduled Board meetings. Additional executive sessions may be called by any of the independent directors as often as necessary.
Board Oversight of Risk
We believe that a strong risk management culture is vital to the success of our business. To mitigate the risks inherent in our business, we foster a culture that makes managing risk everyone’s responsibility at all levels of the company.
We have implemented a formal risk management framework that establishes the program by which we identify, assess, measure, monitor, report and control risks across the company. The risk management framework is designed to link risk appetite, and related risk monitoring and reporting, with our business strategy and capital plans. The risk management framework describes our risk management approach, including the adoption of the three lines of defense risk model, and outlines our risk management governance structure, including the roles of the Board, management, lines of business and internal audit. The Board Risk Oversight Committee reviews the risk management framework at least annually, or more often as needed to address changes in our risk profile or risk management best practices.
We have also adopted a risk appetite statement that identifies the level of risk we are willing to accept in pursuit of our strategic objectives. Our risk appetite is articulated through qualitative statements and quantitative metrics that cover the broad array of risks relevant to the company, including credit, market, liquidity, capital, operational, strategic and reputational risks. The Board reviews and approves our risk appetite statement annually. On a quarterly basis, we evaluate the risks facing the company and our risk appetite metrics against the risk appetite statement to ensure that our operations align with our risk appetite.
The Board is responsible for overseeing our risk management processes by informing itself about our material risks and evaluating whether management has reasonable risk management and control processes in place to address those risks. The Board oversees risk management through the actions of the Board, including approval and oversight of our risk appetite statement, strategic plan, capital plan and financial plan, and the activities of its committees. All of our committee chairs report regularly to the Board on the activities and material maters discussed at meetings of their committee.
Board Risk Oversight Committee – The Board Risk Oversight Committee has primary responsibility for overseeing our risk management framework. The committee reviews and approves our risk appetite statement and key risk management policies, monitors compliance with the risk management framework and risk limits, and oversees the work of our risk management function. The committee oversees financial risk, including interest rate risk, credit risk, liquidity risk, capital risk and market risk, and operational risk, including compliance risk, business continuity planning, information and cyber security risk, and third-party risk. The committee receives a quarterly enterprise risk report as well as regular updates on key and emerging risks.
Credit Risk Committee – The Credit Risk Committee of the Shore United Bank Board has primary responsibility for overseeing our credit risk management. The committee reviews and approves our significant credit policies, oversees the work of our internal loan review function, receives regular reports on loan concentrations and asset quality, and reviews the calculation of the allowance for credit losses.

Audit Committee – The Audit Committee plays a significant role in the Board’s exercise of its risk oversight responsibilities. This committee has primary oversight of risks arising from our financial reporting, internal control processes and public disclosure. The Audit Committee reviews management’s assessment of our internal control over financial reporting, meets regularly with our independent auditors to discuss the results of their quarterly reviews and annual audit, and receives internal audit reports that enable it to monitor operational risk throughout the company. To ensure candid reporting, the Audit Committee meets in separate executive sessions with our independent auditors and Chief Internal Audit Executive.
Compensation Committee – The Compensation Committee has primary oversight of risks arising from our incentive compensation plans and programs. On an annual basis, the committee receives a risk assessment that enables the committee to determine whether our incentive compensation plans and programs create risks that are likely to have a material adverse effect or would encourage excessive risk-taking.
Strategic Initiatives & Technology Committee – The Strategic Initiatives & Technology Committee is responsible for overseeing the management of risks associated with major projects related to strategic initiatives and key technology platforms.
Governance Committee – The Governance Committee oversees risks relating to our corporate governance structure, board leadership and effectiveness, and management and board succession planning.
Board Oversight of Cybersecurity Risk
Our Board recognizes our responsibility to protect the data provided by our customers and employees, understands how cyber risks could disrupt our operations, and is cognizant of the increasing risks and threats associated with the use of digital technology. Through the efforts of the Board Risk Oversight Committee, the Board oversees our continuing efforts to strengthen our information security infrastructure and staffing and enhance our technology controls and cybersecurity defenses.
As part of its oversight of operational risk, the Board Risk Oversight Committee is responsible for the oversight of information security and cybersecurity risk management. Our management regularly reports to the Board Risk Oversight Committee on security events, testing, training, audits, new system assessments and vendor performance. These reports address topics such as the threat environment and vulnerability assessments, results of penetration testing, results of key cyber risk indicators and performance metrics, and our efforts to detect, prevent and respond to internal and external critical threats. The Board Risk Oversight Committee receives periodic updates on information security risk, the maturity of our information security program, and updates on related investments and results. On an annual basis, the Board Risk Oversight Committee reviews and approves our information security program and information security policy.
Director Stock Ownership Requirements
Our Director Stock Ownership Guidelines require non-employee directors to hold shares of our common stock equal in value to at least five times the amount of the annual cash retainer paid to non-employee directors, in the case of directors with up to five years of tenure, and at least 10 times the amount of their annual cash retainer in the case of directors with more than five years of tenure. The purpose of this policy is to align the interests of the Board with the interests of our stockholders. All of our director nominees and continuing directors are in compliance with the requirement of the policy, which provides newly elected or appointed directors a period of five years from the date of appointment or election to comply with the ownership requirement.
Board and Committee Meetings and Attendance
Our Board held eight meetings during 2025. All directors of the company attended at least 75% of the aggregate number of meetings of the Board and committees on which such directors served in 2025.

Annual Meeting Attendance
Directors are expected to attend our annual meeting of stockholders. All 16 directors serving at the time of the 2025 annual meeting attending the 2025 annual meeting.
Code of Ethics
We have adopted a Code of Ethics that applies to all directors, officers, and employees of the company. The Code of Ethics provides fundamental ethical principles to which these individuals are expected to adhere. The Code of Ethics operates as a tool to help directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the company.
The Code of Ethics is available on our corporate website at www.shorebancshares.com under the “Governance” link. If we make any substantive amendments to the Code of Ethics or grant any waiver that applies to one of our senior financial officers or a member of the Board, we will disclose the nature of the amendments or waiver on our website or in a Current Report on Form 8-K.
Conflicts of Interest Policy
We have adopted a Conflicts of Interest Policy that applies to our directors and executive officers, which supplements the conflict of interest provisions of our Code of Ethics. The Conflicts of Interest Policy sets forth a process for handling potential conflicts of interest that includes disclosure to our Chief Legal Officer and review of the potential conflict of interest by the members of the Audit Committee.

Committees of the Board
A significant portion of our Board’s oversight responsibilities is carried out through five independent, principal standing committees: Audit Committee, Compensation Committee, Governance Committee, Board Risk Oversight Committee, and Strategic Initiatives & Technology Committee. Allocating responsibilities among committees allows more in-depth attention devoted to the Board’s oversight of our business.
Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed. Each committee reviews reports from senior management and reports its actions to, and discusses its recommendations with, the full Board.
Each committee operates under a written charter, which may be found on our investor relations website at www.shorebancshares.com under the “Governance” link. Each charter is reviewed at least annually as part of the Board’s and each respective committee’s self-assessment.

Audit Committee Committee Chair: Rebecca M. McDonald Other Committee Members: Louis P. Jenkins, Jr. John A. Lamon, III Esther A. Streete Konrad M. Wayson Meetings in 2025: 8
The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight of:
•the quality and integrity of our financial statements;
•the effectiveness of internal control over financial reporting;
•compliance with legal and regulatory requirements;
•the qualifications, independence, and performance of the independent auditors; and
•the qualifications and performance of our internal audit function.
The Audit Committee is also responsible for
•the appointment, compensation, and oversight of the company’s independent auditors;
•pre-approving all audit and non-audit services performed by the independent auditors; and
•reviewing in advance of filing quarterly and annual reports filed with the SEC.
All members are financially literate as required by the Nasdaq listing rules.
All members are independent and meet additional Nasdaq and SEC independence standards for audit committee members.
The Board has determined that Rebecca M. McDonald is an audit committee financial expert as defined by the SEC.

Board Risk Oversight Committee
Committee Chair:
R. Michael Clemmer, Jr.
Other Committee Members:
Rebecca M. McDonald
E. Lawrence Sanders, III
Esther A. Streete
Konrad M. Wayson
Dawn M. Willey.
Meetings in 2025: 4

The responsibilities of the Board Risk Oversight Committee include:
•oversight of the company’s enterprise risk management activities, including the significant policies, procedures and practices employed to manage credit risk, market risk, interest rate risk, liability and liquidity risk, operational risk, and reputation risk;
•reviewing and making recommendations to the Board with respect to the establishment of risk limits; and
•receiving reports on risk exposures and measurement.
All members are independent.

Compensation Committee
Committee Chair:
Louis P. Jenkins, Jr.
Other Committee Members:
Michael B. Adams
William E. Esham, III
David S. Jones
Clyde V. Kelly, III
John A. Lamon, III
David W. Moore
Meetings in 2025: 5

The responsibilities of the Compensation Committee include:
•reviewing and approving compensation and benefit programs applicable to the company’s executive officers, including base salary, incentive compensation, equity awards, and retirement benefits;
•reviewing and recommending to the Board the compensation of the company’s non-employee directors;
•assessing whether the company’s compensation programs generally are designed in a manner that does not encourage or reward unnecessary or excessive risk-taking;
•providing oversight with respect to the company’s compensation policies and practices; and
•retaining and overseeing an independent compensation consultant to support the committee, approving related fees and engagement terms, and determining that the consultant’s work raises no conflicts of interest.
All members are independent and meet additional Nasdaq and SEC independence standards for compensation committee members.

Governance Committee
Committee Chair:
Clyde V. Kelly, III
Other Committee Members:
Michael B. Adams
William E. Esham, III
Louis P. Jenkins, Jr.
David S. Jones
John A. Lamon, III
David W. Moore
Meetings in 2025: 4

The responsibilities of the Governance Committee include:
•recommending to the Board for approval the slate of candidates for election or re-election at the company’s annual meeting of stockholders;
•managing the process for evaluating the performance of the Board;
•overseeing director orientation and continuing education programs;
•affirming whether each director qualifies as “independent” as defined by Nasdaq Listing Rules; and
•succession planning.
All members are independent.

Strategic Initiatives & Technology Committee
Committee Chair:
Michael B. Adams
Other Committee Members:
R. Michael Clemmer, Jr.
Louis P. Jenkins, Jr.
David S. Jones
Rebecca M. McDonald
David W. Moore
Dawn M. Willey
Meetings in 2025: 4

The responsibilities of the Strategic Initiatives & Technology Committee include:
•providing oversight and strategic guidance to management related to the company’s planning and execution of key organizational initiatives and strategic projects, technology, physical/structural assets, products, acquisitions, and key market actions; and
•reviewing and providing recommendations to the Board with respect to polices, processes and systems that management uses to manage projects, new products, facilities and technology.
All members are independent.

Other Standing Committees
The Board has three additional standing committees:
Credit Risk Committee: The committee is responsible for oversight of credit risk management.
Trust Committee: The committee is responsible for overseeing the company’s fiduciary activities.
Executive Committee: The committee may exercise all the powers of the Board that may lawfully be delegated, with the expectation that it will not take material actions absent special circumstances. This committee did not meet in 2025.

Director Compensation
Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our stockholders. We compensate our non-employee directors with a combination of cash and equity awards. Directors who are employees of our company do not receive additional compensation for their service as Board members.
The Compensation Committee periodically reviews the director compensation program and recommends changes for approval by the Board. The Compensation Committee did not recommend any changes to our director compensation program for 2025.
Our non-employee director compensation program consisted of the following for 2025:

Annual equity award	$37,000
Annual cash retainer	$35,000
Board chair annual cash retainer	$20,000
Lead independent director annual retainer	$10,000
Additional cash retainer for audit committee chair	$10,000
Additional cash retainer for other committee chairs	$5,000
All directors of our company also serve as directors of Shore United Bank, for which they do not receive any additional compensation.
Equity awards are made in the form of restricted stock units that vest on the first anniversary of the grant date. Vesting accelerates upon a change in control, death, or departure from the Board due to disability. Dividend equivalents are paid on restricted stock units when the restricted stock units vest.
Directors may elect to receive their cash retainers in the form of restricted stock units, which vest on the first anniversary of the grant date.
Deferred Fee Arrangements
Directors are eligible to defer all or a portion of their retainer fees under the company's Deferred Compensation Plan. Amounts deferred are deemed invested in units of our common stock. Directors vest in their deferred fees on the first anniversary of the date their retainer fees are credited to their account. A director participant’s benefit is paid only upon departure from the Board and is distributed in shares of our common stock.

2025 Non-Employee Director Compensation
The following table shows the compensation paid to or earned by our non-employee directors during 2025.

Name	Fees earned or paid in cash(1) ($)	Stock Awards(2) ($)	Non-qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael B. Adams	40,000	37,006	—	793	77,799
R. Michael Clemmer, Jr.	40,000	37,006	—	793	77,799
William E. Esham, III	40,000	37,000	—	—	77,000
Alan J. Hyatt	55,000	37,006	—	150,793	242,799
Louis P. Jenkins, Jr.	40,000	37,006	—	793	77,799
David S. Jones	35,000	37,006	—	793	72,799
Clyde V. Kelly, III	40,000	37,006	—	793	77,799
John A. Lamon, III	35,000	37,006	—	793	72,799
Frank E. Mason, III(5)	14,616	—	—	19,369	33,985
Rebecca M. McDonald	40,000	37,006	—	793	77,799
David W. Moore	35,000	37,000	—	—	72,000
Mary Todd Peterson(5)	22,500	—	—	18,293	40,793
E. Lawrence Sanders, III	35,000	37,006	—	793	72,799
Austin J. Slater, Jr.	45,000	37,006	—	793	82,799
Esther A. Streete	40,000	37,000	—	—	77,000
Konrad M. Wayson	35,000	37,006	—	1,869	73,875
Dawn M. Willey	35,000	37,000	—	793	72,793
(1)    Includes fees for which the director has elected to receive restricted stock in lieu of cash. The number of shares of restricted stock received by each director in lieu of cash during 2025 was as follows: Mr. Wayson — 2,240 shares of restricted stock in lieu of $35,000 in cash.
(2)    On July 29, 2025, each non-employee director serving at the time was granted 2,310 restricted stock units. Mr. Esham, Mr. Moore, Ms. Streete, and Ms. Willey deferred their equity award under the company's Deferred Compensation Plan. The value reported represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation” (“ASC 718”). See Note 11 to the consolidated audited financial statements contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, regarding assumptions underlying valuation of equity awards. On December 31, 2025, non-employee directors held the number of restricted stock units, restricted stock, and unvested stock units under the Deferred Compensation Plan as follows: Mr. Adams, 2,310; Mr. Clemmer, 2,310; Mr. Esham, 2,345; Mr. Hyatt, 2,310; Mr. Jenkins, 2,310; Mr. Jones, 2,310; Mr. Kelly, 2,310; Mr. Lamon, 2,310; Ms. McDonald, 2,310; Mr. Moore, 2,345; Mr. Sanders, 2,310; Mr. Slater, 2,310; Ms. Streete, 2,345; Mr. Wayson, 4,550; and Ms. Willey, 2,345.
(3)    We do not provide any above-market or preferential earnings on non-qualified deferred compensation.
(4)     For Mr. Hyatt, includes compensation of $150,000 for consulting services pursuant to the terms of a consulting agreement between Mr. Hyatt and the Bank. For Mr. Mason and Ms. Peterson, includes $17,500 in director emeritus fees.
(5)    Mr. Mason's and Ms. Peterson’s service on the Board concluded with the expiration of their terms as a director on May 29, 2025.

Transactions With Related Parties
The Board has adopted a written policy and procedures for the review, approval, or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related parties have a direct or indirect material interest. Related parties include our directors and executive officers and members of their immediate families. The Audit Committee is responsible for reviewing and, where appropriate, approving or ratifying any related party transaction involving our company or its subsidiaries and related parties.
The policy applies to any transaction in which our company or a subsidiary is a participant, any related party has a direct or indirect material interest, and the amount involved exceeds $120,000. The policy contains a list of categories of transactions involving related parties that are exempt under the policy and therefore need not be brought to the Audit Committee for review, including banking, trust and wealth management services provided to related parties on substantially the same terms for comparable services provided to unrelated third parties.
When assessing a related party transaction, the Audit Committee will review all relevant facts and circumstances, including without limitation, the following information:
•the terms of the transaction;
•whether the transaction was undertaken in the ordinary course of business of the company;
•whether the transaction was initiated by the company or the related party;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the company than terms that could have been reached with an unrelated third party under the same or similar circumstances;
•the purpose of, and the potential benefits to the company of, the transaction;
•the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;
•whether there was a bidding process and the results thereof;
•the related party’s interest in the transaction; and
•whether the transaction includes any potential reputational risk issues that may arise as a result of or in connection with the transaction.
The Audit Committee may approve a related party transaction only if the committee determines in its judgment that the transaction is appropriate or desirable under the circumstances. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the company or the related party in connection with the approval of the related party transaction.
Consulting Agreement
On October 31, 2021, Shore United Bank entered into a Consulting Agreement with Alan J. Hyatt in connection with the company’s acquisition of Severn Bancorp, Inc., of which Mr. Hyatt was the Chairman, President and Chief Executive Officer. Under the terms of the Consulting Agreement, which terminates on October 31, 2026, Mr. Hyatt provides consulting services consisting of assisting us in business introductions, business development calls and business referrals; attending community functions sponsored by us; and assisting in any other matters or duties management may request. In consideration of the consulting services, Mr. Hyatt receives an annual fee of $150,000 payable in equal monthly installments.
Family Relationships
The spouse of Lacey Pierce, our Executive Vice President, Chief Strategy and Project Officer, is employed by Shore United Bank as a regional president. For 2025, he received aggregate compensation of $468,184, consisting of base salary, cash bonus, equity compensation, dividend equivalents on vested equity grants and a matching contribution to the 401(k) plan. His compensation was established in accordance with our compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions.

Leases
The company leases a portion of one of its facilities to a law firm in which Board Chair Alan J. Hyatt is a partner. The current lease term expires on December 31, 2026. Total rent payments received by the company were $318,000 for 2025 and $83,000 in the current year through March 31, 2026.
Shore United Bank leases its Fredericksburg, Virginia lending center from an entity in which director Michael B. Adams is a 25% owner and managing member. The current lease term expires on November 30, 2028. Shore United Bank paid this entity $117,000 in 2025 and $28,000 in the current year through March 31, 2026. Mr. Adams is also the 100% owner and President of an entity to which Shore United Bank pays monthly fees in connection with common area maintenance for the Virginia lending center. Shore United Bank paid this entity $12,000 in 2025 and $3,000 in the current year through March 31, 2026.
Ordinary Banking Relationships
From time to time, Shore United Bank engages in banking transactions involving loans, deposits, credit cards, trust services, and wealth management services in the ordinary course of businesses with directors, executive officers, members of their immediate families, and corporations or organizations in which any of them is an executive officer, partner or beneficial owner of 10% or more of any class of securities. The transactions were made on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the time for comparable transactions with persons not related to the company and its subsidiaries. Extensions of credit to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. Any loans we originate with officers, directors or principal stockholders, as well as their immediate family members and affiliates, are approved by our Board in accordance with the applicable regulatory requirements.

Stock Ownership Information
5% Owners of Company Stock
The following table provides information about those holders known to us to be the beneficial owners of 5% or more of our outstanding shares of common stock as of February 15, 2026.

Name and Address	Number of Shares	Percentage of Common Stock Outstanding
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	2,425,534(1)	7.26%
Alan J. Hyatt 200 Westgate Circle, Suite 200, Annapolis, MD 21401	1,769,856(2)	5.31%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	1,733,111(3)	5.20%
(1)According to the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 6, 2026, BlackRock, Inc. had sole voting power with respect to 2,390,866 shares and sole dispositive power with respect to 2,425,534 shares.
(2)    Mr. Hyatt had sole voting and dispositive power with respect to 936,692 shares and shared voting and dispositive power with respect to 827,235 shares.
(3)    According to the Schedule 13G filed by The Vanguard Group with the SEC on July 29, 2025, The Vanguard Group had shared power to vote 15,632 shares, sole dispositive power with respect to 1,706,744 shares, and shared dispositive power with respect to 26,367 shares.

Beneficial Ownership of Directors and Executive Officers
The following table sets forth information as of February 15, 2026 regarding the shares of common stock beneficially owned by each of our directors and named executive officers and by all of our directors and executive officers as a group. No individual holds more than 1% of the total outstanding shares of common stock except for Alan J. Hyatt, who owns 5.3% of our outstanding common stock. All directors and officers as a group beneficially own 8.7% of our outstanding common stock.

Name of Beneficial Owner	Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Additional Stock Units(3)	Total
Non-Employee Directors:
Michael B. Adams	55,383	—	55,383	2,310	57,693
R. Michael Clemmer, Jr. (4)	30,163	—	30,163	2,310	32,473
William E. Esham, III	7,881	—	7,881	19,735	27,616
Alan J. Hyatt(5)	1,769,856	—	1,769,856	2,310	1,772,166
Louis P. Jenkins, Jr.	61,388	—	61,388	2,310	63,698
David S. Jones(6)	69,675	—	69,675	2,310	71,985
Clyde V. Kelly, III	28,735	—	28,735	2,310	31,045
John A. Lamon, III	62,424	—	62,424	2,310	64,734
Rebecca M. McDonald(7)	98,629	—	98,629	2,310	100,939
David W. Moore	7,849	—	7,849	12,649	20,498
E. Lawrence Sanders, III(8)	92,334	—	92,334	2,310	94,644
Austin J. Slater, Jr.	68,436	—	68,436	2,310	70,746
Esther A. Streete	658	—	658	15,221	15,879
Konrad M. Wayson(9)	83,606	—	83,606	4,550	88,156
Dawn M. Willey	46,634	—	46,634	4,717	51,351
Named Executive Officers:
James M. Burke	87,250	16,745	103,995	16,291	120,286
Charles S. Cullum	—	—	—	29,800	29,800
Todd L. Capitani(10)	48,935	—	48,935	—	48,935
B. Scot Ebron	60,417	4,291	64,708	4,765	69,473
Donna J. Stevens(11)	22,192	2,832	25,024	4,304	29,328
Christy Lombardi	61,775	4,117	65,892	4,189	70,081
All directors and executive officers as a group (27 persons)	2,861,652	38,090	2,899,742	171,911	3,071,653

(1)    Under the rules of the SEC, an individual is considered to “beneficially own” any share of common stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security. As to shares reported herein, except as otherwise noted, each person effectively exercises sole voting or dispositive power, or shares voting or dispositive power with spouse.
(2)Includes shares that the named individual or group has the right to acquire through the vesting of restricted stock units within 60 days of February 15, 2026.
(3)Includes restricted stock units and vested and unvested stock units deferred by directors under our Deferred Compensation Plan. Deferred stock units vest on the first anniversary of the date they are credited to the director’s account. Directors have neither voting nor investment power with respect to deferred stock units until the underlying shares are distributed in accordance with the Deferred Compensation Plan.
(4)Includes 350 shares held by Mr. Clemmer’s wife jointly with children.
(5)Includes 7,603 shares held by a company of which Mr. Hyatt is a general partner; 688,080 shares held by trusts for which Mr. Hyatt is co-trustee; and 5,929 shares beneficially owned by Mr. Hyatt’s wife.
(6)Includes 37,192 shares owned by a company in which Mr. Jones has a 50% interest ; 9,279 shares owned by a company in which Mr. Jones has a 22 1/2 % interest ; and 10,315 shares owned by a company in which Mr. Jones has a 16.67% interest.

(7)Includes 36,702 shares held in trusts for which Ms. McDonald serves as trustee.
(8)Includes 5,882 shares beneficially owned by the individual retirement account of Mr. Sanders’s wife and 6,447 shares held by a trust for which Mr. Sanders is a co-trustee.
(9)Includes 61,593 shares held in two trusts for which Mr. Wayson serves as trustee.
(10)Mr. Capitani terminated employment on August 15, 2025. Information is based on the most recent Form 4 filed by Mr. Capitani. Includes 3,285 shares beneficially owned by the 401(k) plan account of Mr. Capitani’s wife.
(11)Includes 60 shares held by Ms. Stevens jointly with children.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of the outstanding shares of our common stock to file reports with the SEC disclosing their ownership of our common stock. The SEC has established specific dates for such filing, and we are required to report in this proxy statement any failure to file reports in a timely manner during 2025.
Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all of our directors and executive officers complied in a timely manner with the filing requirements applicable to them with respect to transactions during 2025.
Insider Trading Policy
The Board has adopted an insider trading policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us. Our insider trading policy may be found on our investor relations website at www.shoreunitedbank.com by selecting "Governance Documents" under "Governance."

Compensation Discussion and Analysis

This section describes our executive compensation philosophy, the material components of our compensation program, and the factors used for determining compensation earned by the following individuals who were our named executive officers in 2025:
James M. Burke
President and Chief Executive Officer
Charles S. Cullum
Executive Vice President and Chief Financial Officer
Todd L. Capitani
Former Chief Financial Officer
B. Scot Ebron
Executive Vice President and Chief Banking Officer
Donna J. Stevens
Executive Vice President and Chief Operating Officer
Christy Lombardi
Executive Vice President and Chief Human Resources Officer
Each of our named executive officers is a member of our executive leadership team, which includes other key members of our senior management.
This discussion should be read in conjunction with the compensation tables and accompanying narrative starting on page __.
TABLE OF CONTENTS
1. Executive Summary	25
Financial Highlights	25
Executive Compensation Philosophy	25
Key Compensation Decisions for 2025	26
Compensation Tied to Performance	26
“Say-on-Pay” Results	26
Compensation and Governance Practices	27
2. Compensation Components	27
3. Executive Compensation Governance and Process	28
Executive Compensation Process	28
Peer Group	28
4. 2025 Compensation	29
Base Salary	29
Incentive Awards Related to New Hires	29
2025 Target Award Opportunities	30
2025 Short-Term Incentive Program	30
2025 Long-Term Incentive	32
Deferred Compensation Benefit	33
5. Other Compensation Programs and Policies	33
Retirement Benefits	33
Other Compensation Elements	33
Severance Benefits	34
Risk Considerations	34
Executive Compensation Policies	34
Tax and Accounting Considerations	35
Equity Compensation Grant and Award Practices	35

1. EXECUTIVE SUMMARY
Financial Highlights
2025 was a strong year for the company, highlighted by a significant increase in earnings and improved profitability metrics.
Executive Compensation Philosophy
Our executive compensation programs are designed to pay for performance by linking the compensation our executive officers receive through our various incentive plans to our financial performance. In making compensation decisions, the Compensation Committee considers the practices and compensation levels of the market, our performance and good governance practices. Our goal is to ensure that our compensation programs are competitive in attracting, motivating, and retaining high level executive talent, are commensurate with our financial performance, and are aligned with the interests of our stockholders.
The primary objective of the committee’s approach is to provide competitive levels of compensation so that the company can attract, retain and reward outstanding executive officers. The Compensation Committee recognizes that in a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage our business in a manner that promotes growth and profitability for the benefit of stockholders, while exceeding the requirements and service expectations of our customers. To that end, the Compensation Committee believes that:
•Key executives should have compensation opportunities at levels that are competitive with peer institutions;
•Total compensation should include “at risk” components that are linked to annual and long-term performance results; and
•Stock-based compensation should form a key component of total compensation as a means of linking senior management to the long-term performance of the company and aligning their interests with those of stockholders.

Key Compensation Decisions for 2025

Compensation Element	Committee Determination	Background
Base Salary	All base salaries adjusted based on peer data.
The committee assessed competitive market compensation using a number of data sources including publicly disclosed information on a selected peer group of publicly traded banking organizations. The committee considered other factors, including job responsibilities and scope, adjustments for individual skills and expertise, and internal pay equity.

Short-Term Incentives	Approved cash payouts to the named executive officers at 113.63% of target under the 2025 Short-Term Incentive Program based on company performance.
The company’s short-term incentive program provides our named executive officers with the opportunity to earn cash incentive compensation for achieving specific company performance goals aligned with our annual strategic plan.

Long-Term Incentives
Granted performance stock units intended to incentivize performance against metrics aligned with strategic long-term goals and time-based restricted stock units intended to align executive’s interests with stockholder interests and promote retention. Grants were adjusted based on peer data.

The company’s long-term incentive program delivers long-term incentive opportunities in a combination of time-based vesting restricted stock units and performance-based stock units. Awards under the LTIP are generally granted annually, with overlapping three-year performance cycles. The performance factors include return on average assets and return on average equity measured on a relative basis against a defined group of peer banks over the three-year performance period.

Employment Agreements/ Severance Plan	Allowed employment agreements with named executive officers to expire and implemented a Change in Control Severance Plan to replace individual change in control agreements
None of the named executive officers have employment agreements. The Board adopted a Change in Control Severance Plan to ensure that management can fairly consider potential change in control transactions.

Compensation Tied to Performance
We tie pay to performance by structuring a significant portion of our executives’ pay as at-risk compensation (56% for CEO; 41% for other named executive officers) and we align the interests of our executives with those of our shareholders by delivering a meaningful portion of our executives' pay in the form of equity compensation (33% for CEO; 21% for other named executive officers).
•Annual incentive awards are based on our achievement of financial goals that are expected to drive shareholder value. Threshold performance objectives must be achieved for any payout to be earned.
•Equity awards are granted in the form of performance share units (PSUs) and time-based restricted stock units (RSUs). Payout of PSUs is based on achievement of return measures compared to our peers. Threshold performance must be achieved before any PSUs are earned.
“Say-on-Pay” Results
At the 2025 annual meeting of stockholders, 91.7% of the votes cast in our say-on-pay advisory vote were in favor of our executive compensation program. The Compensation Committee will continue to work diligently to ensure that our executive incentive compensation program is consistent with our compensation philosophy and the feedback we receive from our stockholders. The

Compensation Committee will continue to monitor the results of the say-on-pay vote to ensure continued support for our incentive pay program among our stockholders.
Compensation and Governance Practices
Our executive compensation program contains strong governance components that support our compensation philosophy and sound incentive compensation practices.

WE:	WE DO NOT:
Use an independent consultant that is retained by and reports to the Compensation Committee	Provide tax gross-ups to executive officers
Tie a significant portion of executive compensation to performance	Provide “single-trigger” vesting of equity awards upon a change in control
Require a minimum threshold be attained before any incentive compensation is paid	Provide “single-trigger” severance upon a change in control
Impose maximum caps on incentive compensation	Provide excessive perquisites
Require reimbursement or forfeiture (“clawback”) of excess incentive compensation in the event of certain accounting restatements	Permit hedging or pledging of company stock
Require significant stock ownership by our named executive officers, including 2x base salary for our CEO and 1x base salary for our other executive officers
2. COMPENSATION COMPONENTS
The compensation elements for 2025 included base salary, short-term cash incentives, and long-term incentives in the form of equity.

COMPENSATION ELEMENT	PURPOSE
Base Salary
•Provide financial predictability and stability through fixed compensation;
•Provide a salary that is market competitive;
•Promote the retention of executives; and
•Provide fixed compensation that reflects the scope, scale and complexity of the executive’s role.

Short-Term Cash Incentives
•Align management and stockholder interests;
•Provide appropriate incentives to achieve our annual operating plan;
•Provide market competitive cash compensation when targeted performance objectives are met; and
•Provide appropriate incentives to exceed targeted results.

Long-Term Equity Incentives
•Align management and long-term stockholder interests;
•Balance the short-term nature of other compensation elements with long-term retention of executive talent;
•Focus our executives on the achievement of long-term strategies and results;
•Create and sustain stockholder value; and
•Support the growth and operational profitability of the company.

Non-Qualified Retirement and Deferred Compensation Benefits	•Provide supplemental retirement benefits or deferred compensation to provide a competitive compensation package.

3. EXECUTIVE COMPENSATION GOVERNANCE AND PROCESS
Executive Compensation Process
Role of the Compensation Committee – The Compensation Committee, which consists entirely of independent directors, is responsible for approving the compensation for all executive officers, including our CEO and other named executive officers, and for overseeing and administering our executive compensation program. The committee is responsible for, among other things: reviewing and approving the company’s compensation strategy and practices with respect to the executive officers; determining the CEO’s compensation; reviewing and approving the goals and objectives relevant to the CEO’s compensation, and evaluating the performance of the CEO in light of such goals and objectives; approving employment agreements and severance arrangements with the CEO and other executive officers; reviewing and approving the peer group of companies used to benchmark executive and director compensation; administering our senior executive incentive compensation program, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities, and the certification of performance results; and administering our equity and retirement plans. The chair of the committee reports committee actions to the Board following each committee meeting.
Role of Compensation Consultant – The committee engages an independent executive compensation consultant to provide commentary, analysis, and expertise relating to executive compensation. For 2025, the committee engaged Aon as its independent executive compensation consultant. Representatives of Aon attend meetings and support the committee’s deliberations regarding executive compensation. Aon performs various analyses for the committee, including peer group benchmarking and analyses regarding the alignment of pay and performance. While the committee considers input from the independent consultant, the committee’s decisions are the product of many factors and considerations.
The committee has sole authority and discretion to retain and terminate Aon and to approve the fees, scope and other terms of Aon’s engagement, with full funding provided by the company.
During 2025, the committee considered Aon’s independence in light of SEC rules and regulations and Nasdaq Listing Rules regarding compensation consultant independence and affirmatively determined that Aon is independent from the company and has no conflicts of interest relating to its engagement by the committee.
Timing of Executive Compensation Decisions – The committee meets throughout the year and periodically receives input from the independent compensation consultant on emerging industry trends and best practices. Each year, the committee typically reviews peer group composition and benchmarking data for the executive officers, followed by consideration of changes to base pay and short-and long-term incentive opportunities. Additionally, during the first calendar quarter, the committee typically adopts short- and long-term incentive plans for the current year.
CEO’s Role in the Compensation Process – The CEO provides the committee with his evaluation of the other executive officers’ performance and recommends compensation adjustments and incentive opportunities for the current year for all executive officers, other than himself. In making his compensation recommendations for each of the executive officers, our CEO considers individual performance, contributions toward our long-term performance, the scope of each individual’s responsibilities, and market data provided by the committee’s independent compensation consultant. Exercising its independent judgment, the committee made final decisions for 2025 compensation opportunities. Our CEO does not make recommendations with respect to his own compensation and is not present during discussions regarding his own compensation or final decisions of the Compensation Committee regarding compensation of the other executive officers.
Peer Group
The committee reviews both compensation and performance at peer companies to inform its decision-making process so it can set total compensation opportunities that it believes are commensurate with the market and the company’s performance. The committee used peer data provided from Aon to evaluate base salaries and compensation opportunities for the company’s executive officers. However, the committee also considers other factors when setting compensation, including specific job responsibilities and scope, adjustments for individual skills and expertise, and internal pay equity. The committee engaged Aon to propose a peer group for use in making 2025 executive and director compensation decisions, which was ultimately approved by the committee.
For 2025, the committee selected publicly traded companies with assets between approximately $3.5 to $12 billion (approximately one-half to two times the asset size of the company) from Maryland, New Jersey, New York, North Carolina, Pennsylvania, Virginia, West Virginia, Ohio and South Carolina. The median asset size of the peer group was $6.2 billion, placing the company at the 48th percentile based on assets as of December 31, 2023. Compared to the peer group used for 2024, Summit Financial Group, Inc. was removed because it was acquired in the last year, and NBT Bancorp Inc. was removed because it had increased in asset size.
The peer group used by the Committee for establishing 2025 compensation was comprised of the following 23 companies:

Arrow Financial Corporation (AROW)	Kearny Financial Corp. (KRNY)
Carter Bankshares, Inc. (CARE)	Mid Penn Bancorp, Inc. (MPB)
City Holding Company (CHCO)	Park National Corporation (PRK)
Civista Bancshares, Inc. (CIVB)	Peoples Bancorp, Inc. (PEBO)
CNB Financial Corporation (CCNE)	Peoples Financial Services Corp. (PFIS)
Eagle Bancorp, Inc. (EGBN)	Premier Financial Corp. (PFC)
Farmers National Banc Corp. (FMNB)	Primis Financial Corp. (FRST)
Financial Institutions, Inc. (FISI)	S&T Bancorp, Inc. (STBA)
First Bancorp (FBNC)	Southern First Bancshares, Inc. (SFST)
First Commonwealth Financial Corporation (FCF)	Tompkins Financial Corporation (TMP)
The First of Long Island Corporation (FLIC)	Univest Financial Corporation (UVSP)
HomeTrust Bancshares, Inc. (HTB)
4. 2025 COMPENSATION
Base Salary
The Compensation Committee reviews the base salary of our named executive officers on an annual basis. In 2025, the committee considered a range of factors in connection with its review, including peer data, the role of each executive in the company’s leadership team, and the positioning of each executive’s base pay relative to other senior executives. The committee generally targets compensation at the median of the peer group, while also considering factors such as corporate and individual performance in establishing appropriate compensation levels. The increases for Mr. Burke and Mr. Ebron reflect an ongoing process for establishing market-competitive compensation for their roles following the company's growth in recent years in addition to performance and internal equity considerations. The resulting salary adjustments, shown below, were effective January 1, 2025.

Name	2024 Base Salary	Amount of Increase	2025 Base Salary	Percent Increase
James M. Burke	$635,600	$64,400	$700,000	10.1%
Charles S. Cullum			$430,000
Todd L. Capitani	$375,000	$25,000	$400,000	6.7%
B. Scot Ebron	$390,000	$40,000	$430,000	10.3%
Donna J. Stevens	$370,000	$10,000	$380,000	2.7%
Christy Lombardi	$360,000	$10,000	$370,000	2.8%
Incentive Awards Related to New Hires
In December 2024, Mr. Capitani notified the Board of his plan to retire from the position of Chief Financial Officer, effective August 15, 2025. To attract and retain Mr. Cullum to the position of Chief Financial Officer, he received a grant of RSUs with a fair market value of $200,000 on July 29, 2025. On November 21, 2025, Mr. Cullum received a second grant of RSUs with a fair market value of $200,000 to compensate him for benefits that were lost in connection with his departure from his prior position and in recognition of the substantial contributions he had made to the company.
2025 Target Award Opportunities
Our executive officers have a target award opportunity for short-term and long-term incentives, which represents the amount of award received if we achieve the performance goals set by the committee. In determining the target award opportunity for each executive, the committee considers, among other things, the overall mix of total compensation, as well as the value of cash incentive and equity-based compensation awarded to comparable officers at our peer companies. The table below summarizes the award opportunities for the named executive officers at the target level of performance.

	2025 Target Award Opportunities (as a % of base salary)
Name	Short-Term Incentive Award Opportunity	Long-Term Incentive Award Opportunity
James M. Burke	50%	70%
Charles S. Cullum	35%	35%
Todd L. Capitani	35%	35%
B. Scot Ebron	35%	35%
Donna J. Stevens	35%	35%
Christy Lombardi	35%	35%
For 2025, target payout opportunities for short- and long-term incentive awards as a percentage of base salary increased as part of the committee’s efforts to align executive compensation with the peer group and the company’s performance. Mr. Burke’s short-term incentive opportunity award increased from 30% of base salary to 50% of base salary and his long-term incentive award opportunity increased from 50% of base salary to 70% of base salary. For the other named executive officers, the short-term incentive award opportunity increased from 25% of base salary to 35% of base salary and the long-term incentive award opportunity increased from 25% of base salary to 35% of base salary.
2025 Short-Term Incentive Program (“2025 STIP”)
The short-term incentive program provides our executive officers with the opportunity to earn cash incentive compensation for their success in achieving specific company performance goals. The program establishes threshold, target and maximum incentive opportunities tied to performance factors aligned with our annual strategic plan.
The performance measures and respective weights for 2025 were as follows:

Corporate Goal	Weight
Pre-tax, pre-provision return on average assets (excluding M&A costs)	40%
Net operating expense/average assets	20%
Average noninterest-bearing deposits/total average retail deposits	20%
Net interest margin	20%
Each financial metric was assigned a “threshold” or minimum performance level, a “target” level of performance, and a maximum level at which the award opportunity was capped. The targets for each of the financial metrics used in the 2025 STIP were determined by reference to our 2025 financial plan. Achievement of the threshold performance level earns 50% of the target opportunity, achievement at the target performance level earns the target award, and achievement at or above the maximum performance level earns 150% of the target opportunity. Actual results for any metric that falls between performance levels are interpolated to calculate a proportionate award.
Awards under the STIP are calculated as follows:

Base Salary	X	Target STIP Opportunity Percentage	X	Payment Level Achieved	=	Award

Financial Metrics for 2025 STIP	How We Calculate this Metric	Why We Use this Metric
Pre-tax, pre-provision return on average assets (excluding M&A costs)	Net income before taxes and the provision for credit losses and excluding any mergers and acquisitions expenses, divided by average assets.	It reflects the operating performance of our business operations.
Net operating expense/average assets	Non-interest expenses (excluding amortization charges and certain other non-recurring expenses), less non-interest income, divided by average assets.	It is a measure of operating expense control and efficiency of operations and is highly useful in comparing period-to-period operating performance of our business operations.
Average noninterest-bearing deposits/total average retail deposits	Average noninterest-bearing deposits divided by average deposits, excluding brokered deposits.	Noninterest-bearing deposits are a key driver of profitability.
Net interest margin	Interest income minus interest expense, divided by average earning assets.	It reflects how well we are using our earning assets and managing our interest-bearing liabilities to produce net interest income.
The committee retains the discretion to increase, decrease, or eliminate STIP awards based on positive or negative business factors, including financial performance. If the company falls below well-capitalized status, no amounts will be paid. If non-performing assets exceed 1% of total assets or if the liquidity coverage ratio, which measures the level of high-quality liquid assets, falls below 10%, the committee may reduce the reduce the STIP award in its discretion.
Following year end, the committee determines the amount to be awarded to each executive officer by comparing the company’s financial results to the established performance goals for 2025. The levels of performance for each performance factor and the actual results are noted below.

Corporate Goal	Threshold Performance Level (50% of Target Funding)	Target Performance Level (100% of Target Funding)	Maximum Performance Level (150% of Target Funding)	2025 Actual Performance	Payment Level	Weight	Weighted Payment Level
Pre-tax, pre-provision return on average assets (excluding M&A costs)	1.25%	1.41%	1.57%	1.43%	106.25%	40%	42.50%
Net operating expense/average assets	1.71%	1.63%	1.55%	1.59%	125.00%	20%	25.00%
Average noninterest-bearing deposits/total average retail deposits	28.50%	30.00%	31.50%	29.42%	80.65%	20%	16.13%
Net interest margin	3.20%	3.25%	3.30%	3.36%	150.00%	20%	30.00%
							113.63%

Based on the performance described above, the committee approved the following STIP awards for 2025:

2025 STIP Award ($)
James M. Burke	397,717
Charles S. Cullum	171,018
Todd L. Capitani	—
B. Scot Ebron	171,018
Donna J. Stevens	151,132
Christy Lombardi	147,155
2025 Long-Term Incentive
The Company’s Long-Term Incentive Program (“LTIP”) delivers long-term incentive opportunities in a combination of time-based vesting restricted stock units and performance-based units. Awards under the LTIP are generally granted annually, with overlapping three-year restriction/performance cycles.
The 2025 target LTIP award opportunity was 75% of base salary for the CEO and 35% of base salary for the other NEOs. The target long-term incentive award opportunity for each named executive office was allocated equally among time-based restricted stock units (“RSUs”), which vest ratably over a three-year period, and performance share units (“PSUs”) as noted below.

Name	Performance Stock Units (#)	Restricted Stock Units (#)
James M. Burke	17,418	17,418
Charles S. Cullum	4,744	4,744
Todd L. Capitani	4,644	4,644
B. Scot Ebron	4,993	4,993
Donna J. Stevens	4,412	4,412
Christy Lombardi	4,296	4,296

For 2025, the committee selected return on average assets (ROAA) and return on average equity (ROAE) as the performance metrics, with payouts based on our average annual ROAA and ROAE performance relative to a defined group of peer banks over the period of January 1, 2025, through December 31, 2028. The performance measurement group for the 2025 PSU awards consists of 85 financial institutions with assets between $3.5 billion and $12 billion that are traded on NYSE or NASDAQ. ROAA is defined as net income divided by average assets. ROAE is defined as net income divided by average equity. The committee selected these metrics because they are comprehensive performance metrics that are useful in comparing our performance with that of similarly sized companies.
PSUs awarded in 2025 will vest according to performance against the following goals:

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
ROAA	50.00%	Relative to Peer Banks	25th Percentile	50th Percentile	75th Percentile
ROAE	50.00%	Relative to Peer Banks	25th Percentile	50th Percentile	75th Percentile
Payout as a % of Target			50.00%	100.00%	150.00%

At the end of the three-year performance period, our executive officers can earn between 0% to 150% of the target number of PSUs granted based on the percentile rank of our average ROAA and average ROAE for the three-year performance period relative to the average ROAA and ROAE of the companies in the peer group. Actual performance between the 25th percentile and the 75th percentile will be interpolated to calculate a proportionate award. Performance and the resulting payouts will be determined as soon as practicable following the filing of the company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2027.
Deferred Compensation Benefit
As described below under “Other Compensation Programs and Policies – Retirement Benefits,” Mr. Burke, Mr. Capitani, Ms. Stevens, and Ms. Lombardi are parties to supplemental executive retirement plans that provide them with supplemental retirement income benefits. For those executive officers, including Mr. Cullum and Mr. Ebron, who are not parties to such agreements, the company makes a discretionary contribution on behalf of the executive under the company’s Deferred Compensation Plan. For 2025, the company discretionary contribution, which vests on the third anniversary of the date of the contribution, was equal to 8% of the executive’s base salary.
Company contributions for 2025 are shown in the Bonus column of the Summary Compensation Table on page 37 and in the Nonqualified Deferred Compensation table on page 43.
5. OTHER COMPENSATION PROGRAMS AND POLICIES
Retirement Benefits
Supplemental Retirement Benefits – Mr. Burke, Mr. Capitani, and Ms. Lombardi are parties to supplemental executive retirement plans (SERPs) of The Community Financial Corporation that provide supplemental retirement income benefits to the executives. The company assumed the SERPs in connection with its merger with The Community Financial Corporation in 2023. Ms. Stevens is a party to a SERP with Shore United Bank that provides her with a supplemental retirement income benefit. See “Executive Compensation – Pension Benefits” on page 41 for additional information on these SERPs.
Deferred Compensation – Executive officers are eligible to participate in the Deferred Compensation Plan, which provides deferred compensation benefits for a select group of management and highly compensated employees, including the named executive officers. The Deferred Compensation Plan provides participants with the option to defer receipt of a portion of their base salary and annual cash incentives. Participant contributions will be fully vested at all times. At its sole discretion, the company may credit participant accounts with company contributions. The company determines who will receive discretionary contributions, as well as the amounts and timing of any such contributions. Distributions of participant accounts will be made following a participant’s separation from service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant. Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Contributions during 2025 and year-end account balances can be found under “Executive Compensation – Nonqualified Deferred Compensation” on page 43.
Other Compensation Elements
401(k) Plan – Executive officers are eligible to participate in benefit plans available to all employees, including the Shore United Bank 401(k) Plan. The 401(k) plan provides a 100% match on the first 3% of salary deferred and a 50% match on the next 2% of salary deferred, up to the maximum allowed by IRS regulations.
Life Insurance Benefits – The Bank is a party to individual split-dollar life insurance arrangements with Mr. Burke, Ms. Stevens, and Ms. Lombardi. These arrangements provide each executive’s beneficiary with pre-retirement death benefits. The company has purchased life insurance policies on the lives covered by these agreements in amounts sufficient to provide payments to the beneficiaries, and the company pays the premiums due on the policies as an additional employment benefit. The economic benefit (the imputed income amount of this insurance) to the executive officer is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column “All Other Compensation.” Under these arrangements, Mr. Burke and Ms. Lombardi are entitled to a pre-retirement split dollar benefit amount equal to the lesser of $500,000 or the net amount at risk insurance portion of the proceeds in the event of their death prior to age 65 and an amount equal to the lesser of $100,000 or the net amount at risk insurance portion of the proceeds in the event of their death at or after age 65. The net amount at risk portion is the total proceeds less the cash value of the policy. The arrangement for Ms. Stevens provides a split dollar benefit amount equal to $843,533 limited to 100% of the net amount at risk insurance portion of the proceeds. The split-dollar life insurance agreements with Mr. Burke, Ms. Lombardi, and Ms. Stevens will terminate upon their termination of employment.
Perquisites – We annually review the perquisites that we make available to our named executive officers. The primary perquisites for these individuals include automobile allowances and certain club dues. The value of these perquisites, where applicable, are represented under “All Other Compensation” in the Summary Compensation Table on page 37.
Severance Benefits
Our Change in Control Severance Plan provides the named executive officers with severance benefits if their employment is terminated under certain circumstances in connection with a change in control of the company. The committee believes that providing for change in control benefits is an important element of our executive compensation program, supports the creation of long-term stockholder value, and is necessary to attract and retain top executive talent in a competitive market. The Change in Control Severance Plan is intended to ensure that management can fairly consider potential change in control transactions that could result in loss of their jobs. The Change in Control Severance Plan does not provide for any tax indemnification or “gross-up” payments for any golden parachute excise tax payments, and all change in control benefits are subject to a “double-trigger” (i.e., a change in control plus a qualifying termination of employment).
The severance benefits payable to each named executive officer under the Change in Control Severance Plan are described on page 44 under the “Executive Compensation Tables – Potential Payments upon Termination or Change in Control” section of this proxy statement.
Risk Considerations
The Company engages in the following practices to ensure its executive compensation program is aligned with stockholders’ interests and protects us against risk. We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. The Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. In this regard, our executive compensation program includes, among other things, the following plan design features:
•Variable compensation based on a variety of performance goals
•Committee discretion to lower annual incentive award amounts
•A mix of short-term and long-term incentives
•Stock ownership requirements
•Clawback provisions
The committee conducts an annual evaluation of all of the company’s compensation programs, policies and practices to ensure that compensation policies and incentive compensation programs in place are not reasonably likely to have a material adverse impact on the company and do not encourage our employees to take excessive risks.
Executive Compensation Policies
Clawback Policy – Pursuant to the company’s clawback policy, incentive-based compensation awarded to, earned by, or vested with any of our executive officers is subject to recoupment by the company to the extent it exceeds the compensation that properly would have been awarded to, earned by, or vested with that executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the company. Under the policy, any recoupment is limited to excess compensation received by the executive officer during the three completed fiscal years preceding the date the company is required to prepare the accounting restatement, and no finding of fault of the executive officer is required. The committee has the exclusive power and authority to administer the policy, including to interpret the policy’s provisions and to make all determinations deemed necessary or advisable for the policy’s administration.

Executive Stock Ownership Policy – Under the company's Executive Stock Ownership Policy, executive officers are expected to accumulate shares of Company Common Stock toward target ownership levels that are based on a multiple of base salary and a retention ratio for owned shares or shares acquired from equity awards. Our Chief Executive Officer has a target of two times base salary and other executive officers have a target of one times base salary. The retention ratio is 100% of net profit shares. Executives are expected to hold 100% of the shares remaining after payment of an option exercise price and taxes owed upon exercise and/or hold 100% of newly vested shares of company stock after taxes are paid until the executive reaches his or her required multiple.
Anti-Hedging and Pledging Policies – Under the company’s Insider Trading Policy, our directors and executive offices are prohibited from shorting company securities, entering into hedging or similar transactions that are designed to offset any decrease in the market value of company securities, borrowing against any account in which company securities are held, and, except in limited circumstances, pledging company securities for collateral for any loan.
Tax and Accounting Considerations
In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the company. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To the greatest extent possible, we structure our compensation programs in a tax efficient manner. However, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct for tax purposes compensation in excess of $1 million paid to certain executive officers. We expect that compensation paid to our named executive officers in excess of $1 million, including compensation paid to any executive who has been a named executive officer since 2017, generally will not be deductible. When designing our compensation structure, the committee considers all relevant factors to attract, incentivize, and retain key executives.
Equity Compensation Grant and Award Practices
We do not currently grant stock options as part of our equity compensation programs and, therefore, we do not currently have a policy or practice governing the timing of such awards. For grants of other equity awards, such as restricted stock units, restricted stock and performance stock units, our Compensation Committee and Board, as applicable, generally grants such awards on an annual basis based on a predetermined schedule, with awards typically granted at the beginning of each new fiscal year to incentivize the achievement of our strategic objectives and long-term results. As such, the Compensation Committee does not currently take material non-public information into account when determining the timing and terms of equity awards, as the timing of grants is in accordance with such predetermined annual schedule. Similarly, we do not time the release of material, non-public information based on equity award grant dates for the purpose of affecting the value of any awards. In addition, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. In addition, the Compensation Committee can delegate authority to one or more executive officers to make grants to employees who are not executive officers.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Disclosure and Analysis with management. Based on this review and discussion, the committee recommended to the Board that this Compensation Disclosure and Analysis be included in this proxy statement.

March 23, 2026	Louis P. Jenkins, Jr., Chair
Michael B. Adams
William E. Esham III
David S. Jones
Clyde V. Kelly III
John A. Lamon III
David W. Moore

Executive Compensation
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
James M. Burke President and Chief Executive Officer	2025	700,000	—	524,978	397,717	111,642	37,761	1,772,098
	2024	635,600	—	317,798	61,704	111,764	44,724	1,171,590
	2023	247,200	312,476	155,008	—	58,825	25,511	799,020
Charles S. Cullum(6) EVP, Chief Financial Officer	2025	302,654	34,400	550,495	171,018	—	18,400	1,076,967

Todd L. Capitani(7) Former Chief Financial Officer	2025	250,192	—	139,970	—	118,396	60,451	569,009
	2024	375,000	—	93,730	30,338	210,718	31,585	741,371
								—
B. Scot Ebron(8) EVP, Chief Banking Officer	2025	430,000	34,400	150,490	171,018	—	18,075	803,983

Donna J. Stevens EVP, Chief Operations Officer	2025	380,000	—	132,978	151,132	143,591	23,031	830,732
	2024	370,000	—	92,484	29,933	142,123	31,561	666,101
	2023	345,000	105,941	45,570	—	132,071	14,909	643,491
Christy Lombardi(8) EVP, Chief Human Resources Officer	2025	370,000	—	129,482	147,155	44,588	27,235	718,460

(1)Bonus. The amounts reported for 2025 are company discretionary contributions to the Deferred Compensation Plan.
(2)Stock Awards. The amounts reported are the aggregate grant date fair value of restricted stock units (“RSUs”) and performance share units (“PSUs”) granted in the year shown computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although RSUs are subject to vesting periods based on continued employment and the number of PSUs that vest depends on whether we achieve specified performance measures. For more information about these awards and the calculation of their fair value, see Note 10 – Stock-Based Compensation in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. 2025 stock awards are described under “Compensation Discussion and Analysis – 2025 Compensation,” and details regarding these awards can be found in the Grants of Plan-Based Awards table. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.
For 2025, the grant date fair value of PSUs included in this column is based on payout at target, which we have determined to be the probable level of achievement of the performance measures related to these awards. Assuming the highest level of performance is achieved, which would result in the vesting of 150% of the PSUs granted, the grant date value of the PSUs would be: $393,734 for Mr. Burke; $112,860 for Mr. Cullum; $104,978 for Mr. Capitani; $112,874 for Mr. Ebron; $99,733 for Ms. Stevens; and $97,111 for Ms. Lombardi.
(3)Non-Equity Incentive Plan Compensation. For 2025, the amounts reported represent cash awards earned in 2025 under the STIP.
(4)Changes in Pension Value and Non-qualified Deferred Compensation Earnings. We do not provide any above-market or preferential earnings on non-qualified deferred compensation. The amounts reported represent the aggregate change in the present value of accumulated benefits under SERPs from the prior completed fiscal year to the current fiscal year.

(5)All Other Compensation. Details of the amounts of All Other Compensation for 2025 is as follows:

Name	401(k) Matching Contributions ($)	Imputed Income on Life Insurance ($)	Perquisites(a) ($)	Total All Other Compensation ($)
James M. Burke	14,000	2,499	21,262	37,761
Charles S. Cullum	10,419	258	7,723	18,400
Todd L. Capitani	11,968	1,181	47,302	60,451
B. Scot Ebron	14,000	806	3,269	18,075
Donna J. Stephens	11,485	4,217	7,329	23,031
Christy Lombardi	11,965	994	14,276	27,235
(a)    Perquisites consist of the following: personal use of a company-owed automobile for each of the named executive officers; club dues for Mr. Burke; company contribution to health savings account for Mr. Burke, Mr. Cullum, Mr. Capitani, and Ms. Stevens; service award for Mr. Burke; insurance opt-out stipend for Ms. Lombardi; payout of unused paid time-off for Mr. Capitani; and transfer to Mr. Capitani of company-owned vehicle, valued at $34,901.
(6)    Mr. Cullum joined the Company as Chief Financial Officer on April 21, 2025.
(7)    Mr. Capitani terminated employment on August 15, 2025.
(8)    Mr. Ebron and Ms. Lombardi were not named executive officers in 2024 or 2023.

Grants of Plan-Based Awards
The following table sets forth information on plan-based awards made to the named executive officers in 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Burke	RSU	2/27/2025							17,418	262,489
	PSU	2/27/2025				8,709	17,418	26,127		262,489
	STIP		$175,000	$350,000	$525,000
Charles S. Cullum	RSU	7/29/2025							12,485	200,010
	RSU	8/21/2025							4,744	75,240
	PSU	8/21/2025				2,372	4,744	7,116		75,240
	RSU	11/19/2025							12,571	200,005
	STIP		75,250	150,500	225,750
Todd L. Capitani	RSU	2/27/2025							4,644	69,985
	PSU	2/27/2025				2,322	4,644	6,966		69,985
	STIP		70,000	140,000	210,000
B. Scot Ebron	RSU	2/27/2025							4,993	75,245
	PSU	2/27/2025				2,497	4,993	7,490		75,245
	STIP		75,250	150,500	225,750
Donna J. Stevens	RSU	2/27/2025							4,412	66,489
	PSU	2/27/2025				2,206	4,412	6,618		66,489
	STIP		66,500	133,000	199,500
Christy Lombardi	RSU	2/27/2025							4,296	64,741
	PSU	2/27/2025				2,148	4,296	6,444		64,741
	STIP		64,750	129,500	194,250
(1)    The amounts in these columns represent the threshold, target and maximum amounts of potential cash incentive payments that may be earned under the STIP as established by the Compensation Committee. The awards are described under “Compensation Discussion and Analysis – 2025 Compensation.” The actual amounts earned by each executive are disclosed in the Summary Compensation Table.
(2)    The amounts in these columns represent the threshold, target and maximum number of shares that may be earned with respect to PSUs granted in 2025. Earned shares will be paid following the end of the 2025-2027 performance period, based on the extent to which the performance measures have been achieved. These awards are described under “Compensation Discussion and Analysis – 2025 Compensation.”
(3)    PSUs will be credited with dividends paid on company stock during the time period when the PSUs are outstanding, which will be adjusted for performance and paid out in cash if and when the underlying PSU is earned and paid.
(4)     The amounts reported are the aggregate grant date fair value of RSU and PSU awards computed in accordance with FASB ASC Topic 718. Refer to note 2 to the Summary Compensation Table for additional detail on the grant date fair value of awards. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding all unvested equity awards held by the named executive officers at December 31, 2025.

		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested(1)(2)(3) (#)	Market value of shares or units of stock that have not vested(4) ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(5)(6) (#)	Equity incentive plan awards: Market value or payout value of unearned shares, units or other rights that have not vested(4) ($)
James M. Burke	3/6/2023	6,260	110,677
	3/7/2024	9,358	165,449	14,037	248,174
	2/27/2025	17,418	307,950	17,418	307,950
Charles S. Cullum	7/29/2025	12,485	220,735
	8/21/2025	4,744	83,874	4,744	83,874
	11/19/2025	12,571	222,255
B. Scot Ebron	3/6/2023	1,192	21,075
	3/7/2024	2,871	50,759	4,306	76,130
	2/27/2025	4,993	88,276	4,993	88,276
Donna J. Stevens	3/7/2024	2,724	48,160	4,085	72,223
	2/27/2025	4,412	78,004	4,412	78,004
Christy Lombardi	3/6/2023	1,360	24,045
	3/7/2024	2,650	46,852	3,975	70,278
	2/27/2025	4,296	75,953	4,296	75,953

(1)    2023 RSUs. These units vested on March 6, 2026. Includes performance units for the 2023-2025 performance period that were issued by The Community Financial Corporation and assumed by the company and converted to time-based restricted stock units in connection with the merger with The Community Financial Corporation.
(2)    2024 RSUs. One half of these units vested on March 7, 2026, and one half of these units is scheduled to vest on March 7, 2027.
(3)    2025 RSUs. One third of the units granted on February 27, 2025, vested on February 27, 2026, one third of these units is scheduled to vest on February 27, 2027, and one third of these units is scheduled to vest on February 27, 2028. The RSUs granted to Mr. Cullum in 2025 are scheduled to vest in equal installments on the first, second, and third anniversary of the grant date.
(4)    Aggregate market values were computed by multiplying the closing price per share of company common stock of $17.68 per share on December 31, 2025, by the number of unvested units.
(5)    2024 PSUs. Vesting is subject to the achievement of specific performance measures. The number of PSUs shown in the table assumes the target level of performance is achieved. The actual number of shares to be earned will be determined based on the 2024 – 2026 performance period.
(6)    2025 PSUs. Vesting is subject to the achievement of specific performance measures. The number of PSUs shown in the table assumes the target level of performance is achieved. The actual number of shares to be earned will be determined based on the 2025 – 2027 performance period.

Stock Vested in 2025
The following table provides information for each of our named executive officers regarding the vesting of stock awards during 2025. The value realized upon the vesting of stock awards is based on the market price of company stock on the vesting date. None of the named executive officers held or exercised any stock options in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized Upon Vesting ($)
James M. Burke	15,332	213,491
Charles S. Cullum	—	—
Todd L. Capitani	12,695	177,437
B. Scot Ebron	4,382	67,497
Donna J. Stevens	3,332	51,042
Christy Lombardi	14,274	228,444
(1)Reflects the gross number of RSUs that vested and were settled and paid in 2025 and includes any amount that were withheld for applicable taxes.

Pension Benefits
The following table provides information regarding the Supplemental Executive Retirement Plans, or SERPs, and Salary Continuation Agreements with our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)	Payments During Last Fiscal Year ($)
James M. Burke	Salary Continuation Agreement dated as of August 21, 2006, as amended and restated as of April 30, 2018	19	573,476	—
	SERP Agreement dated as of January 1, 2011, as amended and restated as of April 30, 2018	12	380,490	—
	SERP Agreement dated as of November 14, 2014, as amended and restated as of April 30, 2018	12	78,033	—
Todd L. Capitani	SERP Agreement dated as of January 1, 2011, as amended and restated as of April 30, 2018	12	468,992	—
	SERP Agreement dated as of November 1, 2014, as amended and restated as of April 30, 2018	12	670,445	—
Donna J. Stevens	SERP Agreement dated July 19, 2019, as amended March 1, 2022	6	766,118	—
Christy Lombardi	SERP Agreement dated as of November 1, 2014, as amended and restated as of April 30, 2018	12	329,789	—
(1)The present value of accumulated benefits represents the current liability included in the company’s accounting records with respect to the Salary Continuation Agreement and SERP agreements. The Company accounts for the Salary Continuation Agreement and SERP agreements in accordance with ASC 710-10 (Accounting for Post-Retirement Benefits Other than Pensions). For additional information, see Note 12 — Deferred Compensation in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K.

Supplemental Executive Retirement Plans – James M. Burke, Todd L. Capitani, and Christy Lombardi
Mr. Burke, Mr. Capitani, and Ms. Lombardi are parties to SERPs with The Community Financial Corporation that provide supplemental retirement income benefits to the executives. The company assumed the SERPs in connection with its merger with The Community Financial Corporation in 2023. Pursuant to the SERPs, upon termination of service at or after attaining normal retirement age (age 65), the executive will receive an aggregate annual benefit in the amount of $74,434 for Mr. Burke, $154,711 for Mr. Capitani, and $149,338 for Ms. Lombardi payable for a period of 15 years. A reduced benefit is payable if the executive retires before normal retirement age or terminates service with us for other reasons. Because Mr. Capitani terminated employment following a change in control of The Community Financial Corporation, under the benefit formula in the SERPs he will be entitled to his normal retirement benefit, paid in 15 annual installments commencing the first day of the second month following the month in which he attains normal retirement age. Additional information regarding the SERPs is provided under “Potential Payments upon Termination or Change in Control – Other Payments” below.
Salary Continuation Agreement – James M. Burke
Mr. Burke is a party to a Salary Continuation Agreement with The Community Financial Corporation that provides him with additional compensation at retirement. Pursuant to the Salary Continuation Agreement, upon Mr. Burke’s termination of service at or after attaining normal retirement age (age 65), he will receive an annual benefit in the amount of $101,000 payable in monthly installments for a period of 15 years. A reduced benefit is payable if Mr. Burke retires before normal retirement age or terminates service with us for other reasons. Additional information regarding Mr. Burke’s Salary Continuation Agreement is provided under “Potential Payments upon Termination or Change in Control – Other Payments” below.
Supplemental Executive Retirement Plan – Donna J. Stevens
On July 19, 2019, we entered into a SERP agreement with Ms. Stevens, which was subsequently amended on March 1, 2022. The SERP agreement is a non-qualified deferred compensation arrangement that provides Ms. Stevens with additional compensation at retirement. Pursuant to the SERP agreement, upon Ms. Stevens’ termination of service at or after attaining normal retirement age (age 65), she will receive an annual benefit in the amount of $125,000 payable in monthly installments for a period of 10 years. A reduced benefit is available if Ms. Stevens experiences a separation from service prior to her normal retirement date for any reason other than (1) termination for cause, (2) death or disability, or (3) on or within 12 months following the effective date of a change in control. Additional information regarding Mr. Stevens’ SERP agreement is provided under “Potential Payments upon Termination or Change in Control – Other Payments” below.

Nonqualified Deferred Compensation
The following table provides information regarding executive and company contributions, 2025 earnings and year-end account balances for the named executive officers under our deferred compensation plan.

Name	Executive Contributions in 2025 ($)	Company Contributions in 2025(1) ($)	Aggregate Earnings in 2025(2) ($)	Aggregate Withdrawals/ Distributions in 2025 ($)	Aggregate Balance at December 31, 2025(3) ($)
James M. Burke	—	—	—	—	—
Charles S. Cullum	—	34,400	987	—	35,387
Todd L. Capitani	—	—	—	—	—
B. Scot Ebron	—	34,400	16,360	—	81,582
Donna J. Stevens	125,732	—	78,212	28,364	741,955
Christy Lombardi	—	—	—	—	—
(1)Company contributions under the Deferred Compensation Plan are discussed under “Compensation Discussion and Analysis – 2025 Compensation.” These amounts are included in the Bonus column of the Summary Compensation Table.
(2)The Deferred Compensation Plan credits plan balances with the actual financial performance of investment funds in which the plan balances are hypothetically invested. Earnings on plan balances are not included in the Summary Compensation Table because they are not considered to be above-market or preferential.
(3)The aggregate balance as of December 31, 2025, for Ms. Stevens includes $326,136 of executive contributions that were previously earned and reported as compensation in the Summary Compensation Table for the years 2019 through 2024.

2019 Deferred Compensation Plan
Each of our named executive officers is eligible to participate in the Deferred Compensation Plan, which provides deferred compensation benefits for a select group of management and highly compensated employees, including the named executive officers. The Deferred Compensation Plan provides participants with the option to defer receipt of a portion of their base salary and annual cash incentives. Participant contributions are fully vested at all times.
At its sole discretion, the company may credit participant accounts with company contributions. The company determines who will receive discretionary contributions, as well as the amounts and timing of any such contributions. In 2025, the company credited each of the executive officers hired prior to June 30, 2025, who is not a party to a SERP or salary continuation agreement with a deferral bonus equal to 8% of their base salary. Executive officers hired after that date were credited with a pro-rated amount. Discretionary contributions vest at a rate to be determined by the Compensation Committee at the time it approves such contribution or, if not otherwise defined at the time, upon the third anniversary of the contribution. Further information regarding company contributions under the Deferred Compensation Plan is provided under “Compensation Discussion and Analysis – 2025 Compensation.”
Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Distributions of participant accounts will be made following a participant’s separation from service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant.

Potential Payments upon Termination or Change in Control
Severance Benefits
Each of the named executive officers is a participant in the Shore Bancshares, Inc. Change in Control Severance Plan. The purpose of the Severance Plan is to provide severance benefits to certain of our senior executives and key employees in the event their employment is terminated in certain circumstances related to a change in control. The Severance Plan is intended to secure the continued services of our executive and key employees and to ensure their continued dedication to their duties in the event of any threat or occurrence of a change in control.
Under the Severance Plan, a participant who undergoes an involuntary termination other than for cause (as defined in the plan) or voluntary termination for good reason (as defined in the plan) during the24 months following the occurrence of a change in control will receive, subject to the participant’s execution of a general release of claims:
•a lump sum cash payment equal to the participant’s severance multiple, multiplied by the sum of (1) the participant’s base salary as in effect on the participant’s termination date and (2) the participant’s target bonus for the year in which the change in control occurs;
•a lump sum payment equal to the participant's pro rated target bonus for the year in which the change in control occurs: and
•a lump sum cash payment equal to the amount obtained by multiplying (1) the monthly cost for continuation coverage under COBRA for health insurance for the participant as in effect as of the participant’s termination date by (2) the number of months specified in the participant’s participation agreement.
If the severance benefits under the Severance Plan, along with any other payments occurring in connection with a change in control of the company, were to cause the participant to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the participant will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the participant.
Each of the named executive officers has been designated as a participant in the Severance Plan. Mr. Burke has a severance multiplier of three, Mr. Ebron has a severance multiplier of 2.5, and each of the other executive officers has a severance multiplier of two. Severance benefits payable under the Severance Plan will replace (and be paid in lieu of) any severance benefits that a participant otherwise is eligible to receive under any other agreements entered into between us and the participant, and no participant will be entitled to severance benefits under both the Severance Plan and any other severance arrangement maintained by us.
The participation agreements under the Severance Plan include a non-disclosure obligation and an obligation not to solicit our employees or clients for a period of 12 months after the date of the participant’s termination of employment. Mr. Burke’s participation agreement also includes a covenant not to compete for a period of 12 months after the date of his termination of employment.

Equity Awards – Consequences of Termination of Employment
The following table shows how equity awards are treated if a named executive officer terminates employment.

Award Type	Event	Consequences
RSUs	Death	Unvested RSUs immediately vest
	Disability	Unvested RSUs immediately vest
	Voluntary or involuntary termination	Unvested RSUs are forfeited
	Change in control	No impact absent termination; unvested RSUs immediately vest upon a qualifying termination
PSUs	Death	Unvested PSUs immediately vest at target
	Disability	Unvested PSUs immediately vest at target
	Voluntary or involuntary termination	Unvested PSUs are forfeited
	Change in control	No impact absent termination; unvested PSUs immediately vest at target upon a qualifying termination

Other Potential Payments
Deferred Compensation Plan – Participants in the plan who receive an employer discretionary contribution will fully vest in all employer discretionary contributions upon the occurrence of any of the following events: death, disability, attainment of age 66, or a change in control. All employer discretionary contributions, whether vested or unvested, will be forfeited upon termination due to cause.
Supplemental Executive Retirement Plans – James M. Burke, Todd L. Capitani, and Christy Lombardi
In the event of a change in control (which occurred as a result of the merger of The Community Financial Corporation with the company) prior to Mr. Burke’s, Mr. Capitani’s, or Ms. Lombardi’s (1) attaining age 65, (2) death, (3) disability, (4) retirement, or (5) separation from service (as defined in the SERPs), the executive’s SERP benefit will equal the accrued benefit calculated as of any subsequent separation from service following the change in control with 36 months of additional service for purposes of calculating the accrued benefit. Payments will commence at the earliest of an executive’s attainment of age 65 or death. However, if the executive experiences a separation from service within 24 months following a change in control, payments will commence on the first day of the second month following the executive’s separation from service (or, if the executive is a specified employee, on the first day of the seventh month following the executive’s separation from service). If the executive dies while actively employed by the company, his or her beneficiary will receive the executive’s accrued benefit in 15 annual installments beginning in the second month following the month in which the executive dies. If the executive becomes disabled, the executive will receive his or her accrued benefit paid in 15 annual installments beginning on the first day of the month following normal retirement age or death, whichever occurs first. If the executive experiences a separation from service prior to normal retirement age, death or disability, the executive will receive his or her accrued benefit paid in 15 annual installments beginning in the second month following the month in which the executive achieves normal retirement age. If an executive’s employment is terminated for cause, the executive will not be entitled to any benefits under the SERPs.
Salary Continuation Agreement – James M. Burke
If Mr. Burke experiences a separation from service prior to attaining normal retirement age and within 12 months following a change in control, his annual benefit will equal a reduced amount set forth in a schedule to the agreement, which will be paid in monthly installments commencing on the first day of the month following his separation from service. If Mr. Burke dies while in active service with the company, his beneficiaries will receive his normal retirement benefit, commencing in the month following the executive’s death. If Mr. Burke experiences a disability that results in his separation from service prior to attaining age 62, he will receive a reduced annual benefit. If Mr. Burke experiences a disability that results in his separation from service after attaining age 62, he will receive his normal retirement benefit. In either case, his benefit will be paid in monthly installments for 15 years beginning on the first day of the month after attaining normal retirement age. If Mr. Burke experiences a separation from service before attaining 62 other than due to death, disability, or termination for cause or within 12 months following a change in control, he will receive a reduced annual benefit. If Mr. Burke experiences a separation from service after attaining 62 other than due to death, disability, or termination for cause or within 12 months following a change in control, he will receive his normal retirement annual benefit. In either case, payment will begin in the month following attaining normal retirement age. If Mr. Burke’s employment is terminated for cause, he will not be entitled to any benefits under the Salary Continuation Agreement.
Supplemental Executive Retirement Plan – Donna J. Stevens
In the event of a change in control followed by a termination of Ms. Steven’s employment before, on or after attainment of normal retirement age, Ms. Stevens is entitled to a lump sum payment on or within 30 days after her separation from service in an amount equal to the present value of her normal retirement benefit discounted using the current discount rate being utilized to calculate GAAP liabilities and assuming payments commence immediately. If Ms. Stevens dies while employed by the company, but before the occurrence of any event that would entitle her to a benefit under the SERP, no benefits will be paid under the SERP. If Ms. Stevens dies after the occurrence of any event triggering her entitlement to a benefit under the SERP and prior to the payment of the entire accrual balance, Ms. Steven’s beneficiary will receive in a single lump sum in an amount equal to the remaining accrual balance at the time of her death. In the event Ms. Stevens becomes permanently disabled while employed by the company, she will receive a lump sum payment equal to the accrual balance as of the date she becomes disabled. If Ms. Stevens terminates her employment prior to attaining normal retirement age other than due to termination for cause, death, disability, or termination within 12 months following a change in control, she will receive a single lump sum payment in an amount equal to the accrual balance as of her separation date.

Potential Payments upon Termination or Change in Control
Potential payments to our named executive officers pursuant to existing plans or arrangements in event of their termination or a change in control as of December 31, 2025, are shown in the table below. These amounts are estimates only. The actual amounts to be paid can only be determined at the time the executive becomes eligible for payment. Valuation of equity awards was based on the closing price of our common stock on December 31, 2025, which was $17.68 per share. In the event of termination for cause or voluntary termination, the named executive officer would receive only their salary through the date of termination.

Name		Death ($)	Disability ($)	Termination without cause ($)	Change in control and qualifying termination ($)
James M. Burke	Cash severance(1)(2)	—	—	—	3,150,000
	Welfare benefits(3)	—	—	—	71,365
	Split-dollar life insurance(4)	500,000	—	—	—
	SERPs(5)	2,583,443	2,426,243	2,426,243	2,119,178
	RSUs(6)	584,076	584,076	—	584,076
	PSUs(6)	556,124	556,124	—	556,124
Charles S. Cullum	Cash severance(1)(2)	—	—	—	1,161,000
	Welfare benefits(3)	—	—	—	47,576
	Deferred Compensation Plan	35,387	35,387	—	35,387
	RSUs(6)	526,864	526,864	—	526,864
	PSUs(6)	83,874	83,874	—	83,874
B. Scot Ebron	Cash severance(1)(2)	—	—	—	1,451,250
	Welfare benefits(3)	—	—	—	57,879
	Deferred Compensation Plan	81,582	81,582	—	81,582
	RSUs(6)	160,110	160,110	—	160,110
	PSUs(6)	164,406	164,406	—	164,406
Donna J. Stevens	Cash severance(1)(2)	—	—	—	1,026,000
	Welfare benefits(3)	—	—	—	46,303
	Split-dollar life insurance(4)	843,533	—	—	—
	SERP(5)	—	748,788	748,788	1,008,847
	RSUs(6)	126,164	126,164	—	126,164
	PSUs(6)	150,227	150,227	—	150,227
Christy Lombardi	Cash severance(1)(2)	—	—	—	999,000
	Welfare benefits	—	—	—	46,303
	Split-dollar life insurance(4)	500,000	—	—	—
	SERP(5)	1,307,203	1,307,203	1,307,203	1,307,203
	RSUs(6)	146,850	146,850	—	146,850
	PSUs(6)	146,231	146,231	—	146,231
(1)Amounts are payable under the terms of the Change in Control Severance Plan.
(2)Amounts do not reflect that under the Change in Control Severance Plan payments in connection with a change in control that would result in a golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code may be reduced in certain circumstances so that such tax would not apply.
(3)Amount represents health insurance benefits to be paid under the Change in Control Severance Plan based upon monthly premiums being paid as of December 31, 2025.
(4)Amounts are payable to the named executive officer’s beneficiaries under split-dollar life insurance agreements that we have entered into with the named executive officers.
(5)Amount represents the sum of all payments payable to the named executive officer or his or her beneficiary under supplemental executive retirement plans and salary continuation agreements.
(6)Amount represents the value of unvested units at December 31, 2025, that would vest upon termination of employment due to death or disability or a qualified termination following a change in control.

Pay-Versus-Performance
The following table provides information regarding compensation paid to the company’s Chief Executive Officer and other named executive officers relative to the company’s financial performance in the format specified by the SEC pursuant to Item 402(v) of Regulation S-K. The company considers ROAA to be the most important company-selected financial measure used by the company to link company performance to compensation.

							Value of Initial Fixed $100(3) Investment Based on:
Year	Summary Compensation Table Total for CEO Beatty(1) ($)	Compensation Actually Paid to CEO Beatty ($)	Summary Compensation Table Total for CEO Burke(1) ($)	Compensation Actually Paid to CEO Burke(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($)	Average Compensation Actually Paid to Non-CEO NEOs(2) ($)	Cumulative Total Stockholder Return ($)	Peer Group Cumulative Total Stockholder Return ($)	Net Income ($000s)	ROAA
2025			1,772,098	1,879,581	799,830	837,956	96.50	98.41	59,506	0.98%
2024			1,171,590	1,941,765	703,736	1,128,364	83.94	95.25	43,889	0.74%
2023	3,140,861	3,140,570	799,020	823,190	693,090	1,413,810	72.74	86.92	11,228	0.24%
2022	909,778	864,130			445,382	431,495	85.62	90.55	31,177	0.90%
(1)For 2025 and 2024, James M. Burke was the sole principal executive officer of the company. For 2023, Mr. Burke was the principal executive officer from July 1, 2023, through December 31, 2023, and Lloyd L. Beatty was the principal executive officer from January 1, 2023 through June 30, 2023. For 2022, Mr. Beatty was the sole principal executive officer of the company.
(2)The following table details the adjustments that were made to total compensation shown in the Summary Compensation Table for 2025 to determine compensation actually paid, as presented in the above. There were no dividends paid on unvested stock awards that were not included in the Summary Compensation Table. There were no plan amendments with respect to defined benefit pension plans.

Executive	Summary Compensation Table Total ($)	Less: aggregate change in pension value ($)	Plus: change in pension value attributable to service in the reporting year ($)	Less: value of stock awards at grant date fair value ($)	Plus: year-end fair value of unvested equity awards granted in reporting year ($)	Change in fair value of equity awards granted in prior years ($)	Change in fair value of equity awards granted in prior years that vested in reporting year ($)	Plus: dividends paid on stock awards ($)	Compensation actually paid ($)
CEO	1,772,098	(111,642)	66,480	(524,978)	615,900	54,269	(5,077)	12,531	1,879,581
Non-CEO NEOs	799,830	(61,315)	52,323	(220,683)	251,530	10,498	(154)	5,927	837,956
(3)The named executive officers other than the principal executive officer for each of the years presented in the table were as follows:

Year	Non-CEO Named Executive Officers
2025	Charles S. Cullum, Todd L. Capitani, B. Scot Ebron, Donna J. Stevens, Christy Lombardi
2024	Todd L. Capitani, Donna J. Stevens
2023	Donna J. Stevens, Christy Lombardi, Vance Adkins
2022	Donna J. Stevens, Edward C. Allen

(4)Cumulative total stockholder return assumes an initial investment of $100 as of the market close on December 31, 2021, and the reinvestment of all dividends. The peer group used for this purpose is the KBW Regional Banking Index, which is the same peer group disclosed in the company’s 2025 Annual Report on Form 10-K.

Financial Performance Measures
The following table lists the most important financial performance measures used by us to link compensation actually paid to our named executive officers for 2025 to company performance.

Pre-tax, pre-provision return on average assets
Net operating expense/average assets
Average noninterest-bearing deposits/total average retail deposits
Net interest margin
For explanations of how these financial performance measures were used to determine 2025 pay for our Chief Executive Officer and other named executive officers, see “Compensation Discussion and Analysis – 2025 Compensation” on page 29.
Relationship Between Compensation Actually Paid and Performance
The charts below describe the relationship between compensation actually paid to our Chief Executive Officer and other named executive officers (as calculated above) and our financial and stock performance.

Compensation Actually Paid vs. Net Income
Net Income ($ millions)
$75.0
$50.0
$25.0
$—
Compensation Actually Paid ($ millions)
$3.6
$2.4
$1.2
$—
2022
2023
2024
2025
Burke
Beatty
Other NEOs
Net Income

Compensation Actually Paid vs. ROAA
1.50%
1.00%
0.50%
—%
ROAA
$3.6
$2.4
$1.2
$—
Compensation Actually Paid ($ millions)
2022
2023
2024
2025
Burke
Beatty
Other NEOs
ROAA

Compensation Actually Paid vs. TSR
$100.00
$50.00
$—
Value of $100 Investment at Year End
$3.6
$2.4
$1.2
$—
Compensation Actually Paid ($ millions)
2022
2023
2024
2025
Burke
Beatty
Other NEOs
TSR
KRX

CEO Pay Ratio
We are required by SEC rules to disclose the median of the annual total compensation of all employees of the company (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on our payroll records and the methodology described below and was calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We selected December 31, 2025, as the determination date for identifying the median employee. Year-to-date taxable wages paid from January 1, 2025, to December 31, 2025, for all employees as of the determination date, with the exception of Mr. Burke, were arrayed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period. This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. The median employee was identified, and total compensation for the median employee was calculated in the manner required for the Summary Compensation Table. Mr. Burke’s total compensation for 2025, as disclosed in the Summary Compensation Table, was $1,772,098, and the median employee’s was $69,162, producing a ratio of 25.6 to 1.

Proposal 2: Advisory Vote to Approve the Compensation for the Named Executive Officers
The Dodd-Frank Wall Street Reform and Protection Act requires companies to submit to stockholders a non-binding vote on the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement. In 2023, the Board recommended and the stockholders elected to have this proposal submitted annually.
This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to endorse or not endorse the executive compensation program and policies through the following resolution:
“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”
This vote will not be binding on the Board and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board believes that our compensation practices are designed to accomplish the objectives described in the Compensation Discussion and Analysis and that they are appropriately aligned with our long-term success and the interests of stockholders.
Voting Standard
This matter will be decided by the vote of a majority of the votes cast at the annual meeting
The Board of Directors recommends a vote “FOR” approval of this proposal.

Proposal 3: Ratification of the Appointment of Our Independent Registered Public Accounting Firm
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The committee has appointed Crowe LLP to serve as our independent registered public accounting firm for fiscal 2026. The Board is submitting the appointment of Crowe LLP to the vote of the stockholders for ratification. In the event the appointment is not ratified by the stockholders it is anticipated that no change in auditors will be made for the current year because of the difficulty and expense of making a change so long after the beginning of the year, but the vote will be considered in connection with the auditor appointment for the following year.
In reaching its decision to engage Crowe LLP, the committee considered the independence factors, the length of the audit firm’s tenure as our independent auditor, the audit firm’s past performance, the audit firm’s relationship with the committee and with management, and the fee structure that was negotiated. After discussion of these factors, the committee concluded that it was in the best interests of stockholders to continue the engagement of Crowe LLP as our independent registered public accounting firm for 2026.
Representatives of Crowe LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Voting Standard
This matter will be decided by the majority of votes cast at the annual meeting.
The Board of Directors recommends that stockholders vote “FOR” this proposal.
Audit Fees and Services
The following table shows the fees paid or accrued by the company for the audit and other services provided by Crowe for the year ended December 31, 2025, and the period from May 22, 2024 through December 31, 2024.

Type of Fee	2025 ($)	2024 ($)
Audit Fees	681,240	423,750
Audit-Related Fees	30,450	80,831
Tax Services	—	—
All Other Fees	—	38,111
Total	711,690	542,692
“Audit Fees” consist of charges for the audit of the consolidated financial statements and quarterly review of the interim financial statements.
“Audit-Related Fees” consist of fees for consents in connection with securities offerings.
“All Other Fees” consist of fees for permissible services not related to financial reporting.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Securities Exchange Act of 1934, may be approved prior to the completion of the independent auditor’s audit. All of the services described above were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm
On May 22, 2024, the Audit Committee approved the appointment of Crowe as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and dismissed Yount, Hyde & Barbour, P.C. (“YHB”), as the company’s independent registered public accounting firm.
During the years ended December 31, 2023 and 2022 and the interim period from December 31, 2023 through May 21, 2024, neither the company nor anyone acting on the company’s behalf consulted Crowe regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s financial statements, or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.
The reports of YHB on the company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that YHB’s report on the company’s internal control over financial reporting as of December 31, 2023 contained an adverse opinion on the effectiveness of the company’s internal control over financial reporting due to material weaknesses. During the years ended December 31, 2023 and 2022 and the interim period from December 31, 2023 through May 21, 2024, there were no disagreements with YHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of YHB, would have caused YHB to make reference thereto in its reports on the company’s consolidated financial statements. During the years ended December 31, 2023 and 2022 and the interim period from December 31, 2023 through May 21, 2024, there were no “reportable events” as described in Item 304 (a)(1)(v) of Regulation S-K promulgated by the SEC, other than the material weaknesses in internal control over financial reporting that were previously reported in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and a material weakness reported in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024.
The Audit Committee engaged in discussions regarding these material weaknesses and remediation thereof with YHB, who has been authorized by the company to respond fully to inquiries of the company’s successor accountant concerning the material weaknesses.

Audit Committee Report
The Audit Committee of the Board of Directors is currently composed of six independent directors and operates under a written charter adopted by the Board. The Audit Committee is appointed by the Board to assist the Board in monitoring: (1) the integrity of the company’s accounting and financial statements and reporting process; (2) the qualifications, independence, and performance of the company’s independent registered public accounting firm; and (3) the qualifications and performance of the company’s internal audit department.
The committee is directly responsible for the appointment and oversight of the independent registered public accounting firm, including review of their general qualifications, specific experience in the financial sector, and compensation structure. The committee has engaged Crowe LLP since 2024. The company’s management is responsible for its internal controls and financial reporting process. Crowe LLP is responsible for performing an independent audit of the company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the company’s internal control over financial reporting.
In 2025, the committee met eight times to carry out its duties and responsibilities as set forth in the Audit Committee charter that is available on the company’s investor relations website.
In fulfilling its oversight duties, the committee:
•reviewed and discussed with management and Crowe LLP the scope and effectiveness of the company’s disclosure controls and procedures;
•reviewed and discussed the company’s audited and unaudited financial statements with management and Crowe LLP each quarter, prior to filing with the SEC and releasing to the public, for purposes of evaluating their accuracy and fair presentation of the company’s financial condition;
•discussed with Crowe LLP the critical audit matters and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including, but not limited to, the audit strategy, scope and plan for the audit work, and the significant risks and areas of audit focus;
•met with Crowe LLP, with and without members of management present, to discuss the results of their evaluation of the integrity of the company’s financial reporting;
•received and reviewed the written disclosures and the letter from Crowe LLP required by applicable standards of the Public Company Accounting Oversight Board;
•reviewed and discussed with Crowe LLP the matter of auditor independence;
•met regularly with the company’s chief internal auditor, with and without members of management present, to review and approve the annual risk-based audit plan, to review all audit reports, to track the timely resolution of any findings, and to assess the performance of the chief internal auditor; and
•reviewed and monitored compliance with the “whistleblower” provisions of the Sarbanes-Oxley Act.
Based upon the reviews and discussions described above, the committee recommended to the company’s Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2025.

March 2, 2026	Rebecca M. McDonald, Chair
Louis P. Jenkins, Jr.
John A. Lamon, III
David W. Moore
Esther A. Street
Konrad M. Wayson

Information About the Meeting
Attending the Meeting
HOW CAN I PARTICIPATE IN THE ANNUAL MEETING?
Our 2026 annual meeting of stockholders will be held on May 20, 2026, at 9:00 a.m., Eastern Time by means of a live webcast. There will be no physical location for the annual meeting. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to a third party, or to vote your shares during the annual meeting. If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote, or to vote your shares during the annual meeting.
Any stockholder of record or beneficial owner with a 16-digit control number (included on your Notice of Internet Availability of the proxy materials, proxy card or voting instruction form) can listen to, participate in, and vote at the annual meeting live via the Internet at www.virtualshareholdermeeting.com/SHBI2026. Beneficial owners who have not received or lost their 16-digit control number should contact their bank, broker or other nominee (preferably at least five business days before the annual meeting) and obtain a “legal proxy” in order to be able to participate in, or vote at the Annual Meeting. If you do not have a control number, you may still attend the meeting as a guest, but you will not be able to vote your shares during the meeting.
The annual meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the annual meeting portal prior to the start time. Online check-in will begin approximately 15 minutes prior to the start of the annual meeting.
Even if you plan on attending the annual meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the annual meeting.
HOW CAN I ASK QUESTIONS?
You may submit questions during the meeting. To submit a question, access the virtual meeting site at www.virtualshareholdermeeting.com/SHBI2026. Click on the Q&A icon and submit your question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.
WILL I BE ABLE TO VOTE MY SHARES DURING THE MEETING?
You will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received your proxy materials by email) in order to vote your shares and submit questions. If you do not have your control number, you will not be able to vote your shares or submit questions during the annual meeting. If you hold your shares in the name of a bank, broker or other nominee and have any questions about your control number or how to obtain one, please contact your bank, broker or nominee.
Voting Matters
Shares Entitled to Vote. Only holders of Shore Bancshares common stock, par value $0.01 per share, as of the close of business on the record date of March 23, 2026, are entitled to receive notice notice of, attend, and vote on all matters that properly come before the annual meeting. On the record date, 33,450,542 shares of common stock were outstanding and eligible to vote. Each share of common stock entitles the holder to one vote on the items of business to be considered at the annual meeting.
Quorum Requirements. The presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock is required to constitute a quorum for the transaction of business at the annual meeting. Stockholders who deliver valid proxies or attend the meeting in person will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. We intend to include as present at the meeting shares present but not voting, shares for which we have received proxies but for which holders have abstained from voting, and broker “non-votes” (explained below).
Voting Procedures. You may vote your shares in one of several ways, depending upon how you own your shares.

If you are a stockholder of record, meaning that you hold Shore Bancshares stock directly (not through a bank, broker or other nominee), you may vote in person at the annual meeting or by submitting your proxy in any one of following ways:
•Voting on the internet. Go to www.proxyvote.com and follow the instructions. You will need to have your control number (from your proxy card) with you when you go to the website.
•Voting by telephone. Call the phone number on your proxy card and follow the instructions. You will need to have your control number with you when you call.
•Voting by mail. Complete, sign, date and return your proxy card in the envelope provided in advance of the meeting.
If you are a beneficial holder, meaning that you hold your shares through a bank, broker or other nominee, you must follow the voting instructions you receive from the holder of record to vote your shares.
If you hold your shares through a bank, broker, or other nominee, it is critical that you cast your vote if you want it to count for Proposals 1 and 2. Your broker is not allowed to vote shares on your behalf on such matters without your specific instruction. If you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf. Your broker will have discretion to vote any uninstructed shares on matters considered routine items, such as ratification of the appointment of the independent registered public accounting firm (Proposal 3).
All shares represented by valid proxies that are not revoked will be voted at the annual meeting in accordance with your voting instructions. If you properly submit a proxy without specifying how you want your shares to be voted, your shares will be voted in accordance with the recommendations of the Board. If your shares are held with our transfer agent, Broadridge, and you do not return your proxy, no votes will be cast on your behalf.
Votes Required
•Proposal 1: Election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Pursuant to our Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors.
•Proposal 2: Advisory vote on executive compensation. The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.
•Proposal 3: Ratification of appointment of independent registered public accounting firm. Ratification of the selection of Crowe LLP as our independent registered public accounting firm for 2026 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.
Abstentions and Broker Non-Votes. Abstentions, “broker non-votes” (explained below) and failure to cast a vote are not considered “votes cast” and will therefore have no effect on the voting outcome of the election of directors, the advisory vote on executive compensation, or the ratification of the appointment of Crowe LLP as our independent registered public accounting firm.
A “broker non-vote” occurs on an item of business when a registered stockholder does not vote its client’s shares on the item but votes on another matter presented at the meeting. This typically occurs when the registered stockholder (usually a broker or bank) has either voting instructions from its client or discretionary voting authority under NYSE rules to vote on one item of business and not on other items. Brokers and other share custodians do not have discretion to vote on non-routine matters unless the beneficial owner of the shares has given explicit voting instructions. Consequently, if you do not give your broker or share custodian explicit voting instructions, your shares will not be voted on the election of directors or the advisory vote on executive compensation and your shares will instead be considered “broker non-votes” on each such items. The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2026 is considered a routine matter and, as such, your broker or share custodian of record is entitled to vote your shares on such proposal in its discretion if you do not provide voting instructions on that item.
Revocation of Proxies. Stockholders who execute proxies retain the right to revoke them at any time before their shares are voted by proxy at the meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to the annual meeting or by delivering an executed proxy bearing a later date (including a proxy given by internet or telephone). You may also revoke a previously issued proxy by voting at the annual meeting.

Delivery of Proxy Materials
To reduce the amount of paper used in producing these proxy materials, as well as lower printing and mailing expenses, the company is furnishing its proxy statement and annual report via the Internet according to the SEC rules for “Notice and Access.” The company mailed a Notice of Internet Availability of Proxy Materials to all stockholders who had not previously elected to receive their proxy materials electronically containing instructions on how to access this proxy statement and our annual report and how to vote online. Upon receipt of the Notice of Internet Availability, stockholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.
To reduce the expenses of delivering duplicate proxy materials to stockholders, we rely on SEC rules that permit us to deliver a single proxy statement and annual report with separate proxy cards to multiple stockholders who share an address, unless we receive contrary instructions. If (1) you and another registered holder share an address and each receive paper copies of our proxy materials and wish to receive only one paper copy or (2) you share an address with another registered holder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If a bank, broker, or other nominee holds your shares and you receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another stockholder receive only one copy and would like to receive multiple copies, please contact your bank, broker or nominee.
Costs of Proxy Solicitation
We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may solicit proxies through our directors, officers, and employees. None of our directors, officers or employees will receive any additional or special compensation for soliciting proxies. We also will reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.
Proposals for the 2027 Annual Meeting
Under SEC Rule 14a-8, a stockholder desiring to make a proposal to be included in the proxy statement for the 2027 annual meeting of stockholders must submit such proposal and supporting statements to the following address: Corporate Secretary, Shore Bancshares, Inc., 18 E. Dover Street, Easton, Maryland 21601. Proposals must be received no later than the close of business on December 9, 2026, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our proxy statement. Simply submitting a proposal does not guarantee that it will be included.
Advance Notice Procedures
In addition, under our bylaws, if a stockholder intends to present a proposal for business to be considered at the 2027 annual meeting of stockholders but does not seek inclusion of the proposal in the company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the company’s Secretary at its principal executive offices at 18 E. Dover Street, Easton, Maryland 21601 no earlier than February 19, 2027, and no later than March 21, 2027, which is not more than 90 days nor less than 60 days before May 20, 2027, which is the one-year anniversary of the 2026 annual meeting of stockholders. However, if the date of the 2027 annual meeting stockholders is advanced by more than 30 days or delayed by more than 60 days from May 20, 2027, notice by the stockholder must be so delivered not earlier than the 90th day prior to the 2027 annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the company.
In addition, our bylaws generally provide that for a stockholder to make nominations for the election of directors, a stockholder must deliver written notice of such nominations to the company’s Secretary at its principal executive offices at 18 E. Dover Street, Easton, Maryland 21601 not less than 120 days nor more than 180 days prior to May 20, 2027, the date of the meeting of stockholders called for the election of directors which is deemed to be on the same date as the annual meeting of stockholders for the preceding year. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from May 20, 2027, the one-year anniversary date of the 2026 annual meeting of stockholders, such notice must be so delivered not earlier than the 180th day prior to the 2027 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the company. The nomination notice must include certain information specified in the bylaws.
In addition to the notice and information requirements contained in the Bylaws, to comply with the SEC universal proxy rules, stockholders who, in connection with the 2027 annual meeting of stockholders, intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice to the company that sets forth the information required by the SEC’s Rule 14a-19 no later than March 21, 2027, unless the date of the 2027 annual meeting of stockholders has changed by more than 30 calendar days from the previous year, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the company.
These advance notice procedures are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the company’s proxy statement pursuant to SEC Rule 14a-8.
Annual Report to Stockholders
Our 2025 Annual Report on Form 10-K has been made available to stockholders and is posted on our corporate website at: www.shorebancshares.com.
Additional copies of the 2025 Annual Report on Form 10-K may be obtained without charge upon written request to Corporate Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.
Communication With Our Board
Communications to the Board may be sent by email to stockholderrelations@shbi.com or by mail to Shore Bancshares, Inc., Attention: Chief Legal Officer, 18 East Dover Street, Easton, Maryland 21601 and marked to the attention of the Board or any of its committees, the independent directors as a group, or any individual director.
Other Business
If any other matters requiring the vote of the stockholders properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their best judgment. The persons designated as proxies will also have the right to approve any and all adjournments of the annual meeting for any reason. At the time this proxy statement went to print, the company knew of no other matters that that might be presented for stockholder action at the annual meeting.

Shore Bancshares

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2026 for shares purchased through the ESPP. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SHBI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2026 for shares purchased through the ESPP. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85746-P47043 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

SHORE BANCSHARES, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors:

Nominees:			For	Against	Abstain
1a.	Michael B. Adams	Class II (term expires 2029)	☐	☐	☐
1b.	James M. Burke	Class II (term expires 2029)	☐	☐	☐
1c.	Louis P. Jenkins, Jr.	Class II (term expires 2029)	☐	☐	☐
1d.	David S. Jones	Class II (term expires 2029)	☐	☐	☐
1e.	Dawn M. Willey	Class II (term expires 2029)	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. Adopt a non-binding advisory resolution approving the compensation of the named executive officers.	☐	☐	☐
3. The ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Proxies have discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V85747-P47043

SHORE BANCSHARES, INC.
Annual Meeting of Stockholders
May 20, 2026 9:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Shore Bancshares, Inc. (the "Company") hereby appoints Aaron M. Kaslow and Andrea E. Colender, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held by the undersigned as of March 23, 2026 at the Annual Meeting of Stockholders called to convene on Wednesday, May 20, 2026, and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

If you purchased shares of common stock of the Company through the Employee Stock Purchase Plan (the "ESPP") your shares will be tabulated and voted as directed. If you don't submit this proxy card by 11:59 p.m., Eastern Time, on May 15, 2026, your ESPP shares will not be voted at the annual meeting.

Continued and to be signed on reverse side